Exhibit 10(a)

HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK
PLAN
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          (as amended March 6, 1995)
          -------------------------


HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK
PLAN
---------------------------------------------------
                  Table of Contents
                   -----------------
Article                                      Page
--------                                     ----
     1    Introduction                        1
          1.1  Plan Name, Effective Date      1
          1.2  Purpose                        1
          1.3  Plan Administrator             2
          1.4  Company Shares Reserved for
               the Plan                       2

     2    Administration of the Plan          3
          2.1  Plan Administrator             3
          2.2  Plan Administrator's Powers    4
          2.3  Actions by Plan Administrator  5

     3    Plan Participants                   6
          3.1  Eligibility                    6
          3.2  Participation                  7
          3.3  Grant Date                     8

     4    Terms and Conditions of Options and
          Stock Appreciation Rights           8
          4.1  Terms and Conditions of Options  8
          4.2  Terms and Conditions of Stock
               Appreciation Rights           11
          4.3  Method of Exercising Options
               and Stock Appreciation Rights 14

     5    Terms and Conditions of Restricted
          Company Shares                     15
          5.1  Terms and Conditions of
               Restricted Company Shares     15
          5.2  Vesting                       15
          5.3  Forfeitures                   16
          5.4  Issuance of Share Certificates  16

     6    General Provisions                 16
          6.1  Stockholder Rights            16
          6.2  Listing, Registration and Compliance
               with Laws and Regulations     17
          6.3  Non-Transferability of Options,
               Stock Appreciation Rights, and
               Restricted Company Shares     18
          6.4  Adjustments for Changes in
               Company Shares                18
          6.5  Loan Agreement Restrictions   19
          6.6  Indemnification               19
          6.7  Withholding of Taxes          20
          6.8  No Employment Rights Conferred  21
          6.9  Notice of Early Disposition of
               Company Shares                21
          6.10 Cancellation of Options       21

Article                                      Page
-------                                      ----

          6.11 Continued Availability of Company
               Shares Under Unexercised Options
               and Forfeited Restricted
               Stock Grants                  21
          6.12 No Strict Construction        22
          6.13 Choice of Law                 22
          6.14 Successors                    23
          6.15 Severability                  23

     7    Amendment and Termination          23
          7.1  Amendment                     23
          7.2  Termination                   24

HARNISCHFEGER INDUSTRIES, INC. 1988 INCENTIVE STOCK
PLAN
---------------------------------------------------

                      ARTICLE 1
                       ---------
                    Introduction
                     ------------
         1.1 Plan Name, Effective Date.  Harnischfeger
Industries, Inc. 1988 Incentive Stock Plan (the
"Plan") is established effective February 8, 1988 by Harnischfeger Industries, Inc. (the "Company").
         1.2 Purpose. The purpose of the Plan is to provide key employees of the Company and its subsidiaries with additional incentive to increase their efforts on the Company's behalf and to remain in or enter into the employ of the Company and its subsidiaries by granting to such employees from time to time, at the discretion of the plan administrator:
              (a) incentive stock options (within the
meaning of Section 422(b) of the Internal Revenue
Code of 1986, as amended (the "Code")) to purchase shares of common stock of the Company ("Company
Shares"),

              (b) nonqualified stock options (meaning
all options granted under the Plan which are not designated by the plan administrator at the time of grant as incentive stock options) to purchase
Company Shares,

              (c) stock appreciation rights, but only
in connection with incentive stock options and nonqualified stock options granted under the Plan, and

              (d) restricted Company Shares, according to the terms of Article 5.

By virtue of the benefits available under the Plan, employees who are responsible for the future growth and continued success of the Company have an opportunity to participate in the appreciation in the value of Company Shares, which furnishes such employees with an additional incentive to work for and contribute to such appreciation through the growth and success of the Company.
         1.3 Plan Administrator.  As provided in
Article 2, the Plan is administered by a committee of two or more members of the Board of Directors of the Company (the "plan administrator").
         1.4 Company Shares Reserved for the Plan.
3,480,000 Company Shares (which may be authorized and unissued shares or treasury shares and which number is subject to adjustment as provided in
Section 6.4) shall be reserved for issuance under the Plan, reduced by the sum of the following: (i) all Company Shares which are purchased after 1987 upon the exercise of purchase options at any time granted under the Harnischfeger Industries, Inc.
1978 Incentive Stock Plan (the "1978 Plan") or this
Plan, (ii) all Company Shares for which payment of incremental value is made after 1987 by reason of the exercise of stock appreciation rights at any time granted under the 1978 Plan or this Plan to the extent of a) the Company Shares received upon such exercise of stock appreciation rights and b) the number of Company Shares subject to incentive stock options granted in tandem with any such stock appreciation rights, (iii) the number of Company
Shares determined by dividing the value of the cash or other consideration issued by the Company by reason of a surrender after 1987 of any option by the per share market value on the surrender date
(provided that if a new option is substituted for a surrendered option, the new option will (regardless of the exercise price prescribed therein) be deemed to have a value of zero for purposes of this clause
(iii)) and (iv) the number of restricted Company
Shares granted and not forfeited.

                      ARTICLE 2
                      ---------
             Administration of the Plan
              ---------------------------
         2.1 Plan Administrator.  The Plan is
administered by a committee consisting of two or more directors of the Company appointed by the Board of Directors of the Company, each of whom has not, during the one year prior to or during service as an administrator of the Plan, been granted or awarded equity securities of the Company pursuant to the Plan or any other plan of the Company other than a plan meeting the requirements of paragraphs
(c)(2)(i)(A)-(D) of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 as amended.
Subject to the foregoing, the Board of Directors of the Company shall have the power to determine the number of plan administrative committee members and to change such number from time to time. The Board of Directors may from time to time appoint members who qualify under the above criteria to the plan administrative committee in substitution for, or (where the number of members has been increased) in addition to, members previously appointed and may fill vacancies, however caused. Any plan administrative committee member may be removed by the Board of Directors at any time without cause.
No individual may be appointed as a committee member who shall not be a director of the Company at the time of such appointment. An individual shall automatically cease to be a plan administrative committee member at the time such individual ceases to be a director of the Company.
         2.2 Plan Administrator's Powers. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the Plan, the plan administrator shall have the following powers, rights an duties:
              (a) To determine (i) the key employees
of the Company and its subsidiaries to whom restricted Company Shares, incentive stock options, nonqualified stock options and stock appreciation rights shall be granted (provided that no restricted Company Shares, option or stock appreciation rights may be granted to an individual at a time when the individual owns, or would own after the grant of such Company Shares or the exercise of such option, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company), (ii) the time or times at which such restricted Company Shares, options and stock appreciation rights shall be granted (provided that no restricted Company
Shares, options and no stock appreciation rights may be granted after January 31, 1998), and (iii) the number of Company Shares to be granted as restricted Company Shares or to be covered under each incentive stock option or nonqualified stock option and any related stock appreciation right granted under the Plan, provided that the aggregate number of Company Shares that may be granted from time to time to any participant under the Plan, whether as restricted Company Shares or to be covered under incentive stock options or nonqualified stock options, may not exceed 350,000 shares. The share equivalent (determined by dividing the applicable cash amount by the fair market value of a Company Share on the date of the applicable payment) of any cash received by a participant upon the exercise of stock appreciation rights granted under the Plan shall reduce the foregoing 350,000 limitation on a share for share basis.


              (b) To establish all of the terms and
conditions governing the rights and obligations of a key employee with respect to any such restricted
Company Shares, incentive stock option,
nonqualified stock option or stock appreciation right granted to such employee, including but not limited to (i) the option price of Company Shares covered under each such option or stock appreciation right (which option price shall not be less than 100 percent of the fair market value of a Company Share on the date the applicable option is granted) and whether upon the exercise of an option such price may be paid in cash or Company Shares, or partially in each, (ii) the length of the period during which an option or stock appreciation right may be exercised, (iii) the time or times during each such applicable period when each option or stock appreciation right may be partially or fully exercised, including the power to accelerate the exercisability of any previously granted option or stock appreciation right, (iv) whether a stock appreciation right which has been exercised shall be partially or fully paid by the issuance of Company Shares, (v) any conditions precedent to be satisfied before an option or a stock appreciation right may be exercised, (vi) any restrictions on resale of any Company Shares received as restricted
Company Shares or on exercise of an option or stock appreciation right and whether the Company shall have any repurchase rights with respect to such Company Shares, (vii) the form of the instruments evidencing any option or stock appreciation right granted under the Plan or effecting an exercise by a holder thereof of any option or stock appreciation right, and the form of the instruments evidencing the granting of restricted Company
Shares, and (viii) the vesting schedule applicable to each grant of restricted Company Shares and whether the vesting schedule for a restricted
Company Share shall be accelerated at any time.

              (c) To construe and interpret the Plan
and the terms of restricted Company Shares, options and stock appreciation rights granted under the Plan, to adopt, amend and rescind such rules and regulations as may be necessary for the efficient administration of the Plan and as are consistent with its terms, and to remedy ambiguities, inconsistencies or omissions.

Each action taken and decision made by the plan
administrator within the scope of the authority
delegated to it by this Plan or by the Board of
Directors shall be binding and conclusive on all
persons interested in the Plan.
         2.3 Actions by Plan Administrator.  The plan
administrator shall hold its meetings at such times
and places as it may determine and may make such
rules and regulations for the conduct of its
business as it considers advisable.  A majority of
the members of the plan administrative committee
shall constitute a quorum and any action taken by a
majority of the members present at a meeting at
which a quorum of members is present shall be
considered an act of the plan administrator.  The
plan administrator also may take fully effective
actions by a written instrument signed by a
majority of the members of the plan administrative
committee.  The plan administrative committee may
select one of its members as its chairman and may
appoint a secretary of the committee (who need not
be a member of the committee).
                      ARTICLE 3
                      ---------
                  Plan Participants
                  -----------------
         3.1 Eligibility. Each key employee of the Company and its subsidiaries shall be eligible to be designated by the plan administrator as the recipient of restricted Company Shares, an incentive stock option or nonqualified stock option and stock appreciation rights under the Plan. In making determinations as to the employees to be granted restricted Company Shares, options and stock appreciation rights, the plan administrator may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Company's success, the anticipated number of years of service remaining and such other factors as the plan administrator in its discretion considers relevant. The term "key employee" shall include officers as well as other employees of the Company and its subsidiaries
(including employees who also are directors of the Company or one of its subsidiaries) who have managerial, supervisory, professional, engineering or similar responsibilities. Neither any member of the plan administrative committee nor any member of the Board of Directors who is not an employee of the Company or its subsidiaries shall be eligible to be granted an option, any stock appreciation rights or restricted Company Shares under the Plan.
         3.2 Participation. The plan administrator may from time to time grant to key employees restricted Company Shares, incentive stock options to purchase Company Shares, nonqualified stock options to purchase Company Shares and, in addition at its sole discretion, stock appreciation rights in connection with such incentive stock options or nonqualified stock options. The plan administrator may grant more than one restricted Company Share, option or stock appreciation right to the same key employee. Each stock appreciation right granted under the Plan must be granted in connection with all or a portion of an incentive stock option or nonqualified stock option granted under the Plan.
However, a stock appreciation right may be granted concurrently with the granting of an option or at any time thereafter during the term of the option;
provided that at the time of such grant the individual to whom the stock appreciation right is granted is a key employee of the Company or of one of its subsidiaries. No restricted Company Share, option or stock appreciation right may be granted to any key employee who on the effective date of the grant is not in the employ of the Company or one of its subsidiaries. (Key employees who have received grants of restricted Company Shares or options under the Plan are sometimes referred to herein as "participants"). The Company will from time to time grant to such key employees as may be selected by the plan administrator the restricted
Company Shares, options and stock appreciation rights designated to be granted by the plan administrator, subject to the terms and conditions established by the plan administrator and the terms and conditions herein provided.
         3.3 Grant Date. The effective date of the grant of a restricted Company Share, option or stock appreciation right (the "grant date") shall be the date specified by he plan administrator in its determination or designation relating to the granting of such restricted Company Shares, option or stock appreciation right: provided that the plan administrator may not designate a grant date with respect to any restricted Company Shares, option or stock appreciation right which is earlier than the date on which the granting of such share, option or stock appreciation right is approved by the plan administrator.

                      ARTICLE 4
                      ---------
Terms and Conditions of Options and Stock
Appreciation Rights
--------------------------------------------------
         4.1 Terms and Conditions of Options. As provided in Section 2.2, options granted under the Plan shall be in such quantity, at such price, subject to such terms and conditions and evidenced in such form as shall be determined from time to time by the plan administrator; provided that all options shall in any event be subject to the following terms and conditions:
              (a) Option Price.  The option price per
Company Share, which may be different in each case, shall be fixed by the plan administrator at or before the time the plan administrator approves the granting of the option. However, no option shall have an option price per Company Share of less than 100 percent of the fair market value of a Company
Share on the grant date of the option. For this purpose "fair market value" of a Company Share as of any date shall be determined in such manner as shall be prescribed in good faith by the plan administrator; provided that in the absence of specific instructions by the plan administrator to the contrary, the fair market value of a Company
Share as of any date shall be equal to the last per share sales price reported for a Company Share for such date in The Wall Street Journal or, if no sales of Company Shares are reported for such date in The Wall Street Journal, for the next succeeding date for which sales of Company Shares are so reported in The Wall Street Journal.

              (b) Term and Exercisability of Options.
The term of each option granted under the Plan shall be for a period not exceeding ten years from the grant date, as established by the plan administrator at or before the time the plan administrator grants the option. No option shall be exercisable (i) during the first six full calendar months commencing on or after the grant date, (ii) following the exercise of a stock appreciation right related to such option (but only to the extent the stock appreciation right or portion thereof that has been exercised covered the same Company Shares that were covered by the option), or (iii) on or following the tenth anniversary of the grant date (or any earlier date which is the day following the last day of the term of the option). Unless the plan administrator determines otherwise in the original terms of an option, and subject to subsection (d) next below and other applicable provisions of the Plan, each option shall become exercisable in accordance with the following table based upon the number of full calendar months elapsed from the grant date of the option:


If the Number of Full          The Percentage of Company
Calendar Months Elapsed        Shares Covered by the Option
From the Grant Date Equals     Which are Exercisable Shall Be
-------------------------     -----------------------------
         Less than 6 months                            0

         At least 6 months but
         less than 18 months                          25%

         At least 18 months but
         less than 30 months                          50%

         At least 30 months but
         less than 42 months                          75%

         42 months or more                           100%

         Further, unless the plan administrator
         determines otherwise, in the case of a
         participant who will reach his "normal
         retirement date" (as defined in Harnischfeger
         Corporation Salaried Employees Retirement
         Plan) less than 42 months from the grant date of an option, the number of Company Shares which shall become exercisable at the beginning of each twelve calendar month period subsequent to the initial six calendar month period commencing on or following the grant date shall be the total number of Company Shares specified in the option multiplied by a fraction, the numerator of which is 100% and the denominator of which is the whole number (but not less than one) of complete twelve month periods between the date following such initial six calendar month period and the participant's normal retirement date.

              (c) Special Incentive Stock Option
Terms. The terms of each incentive stock option granted under the Plan shall include those terms which are required by Section 422 of the Code and such other terms not inconsistent therewith as the plan administrator may determine. Each option which is designated by the plan administrator as an incentive stock option shall be considered to have contained from the outset such terms and provisions as shall be necessary to entitle such intended incentive stock option to the tax treatment afforded by the Code to incentive stock options under Section 422 of the Code. If any agreement covering such an intended incentive stock option granted under the Plan does not explicitly include any terms required to entitle such intended incentive stock option to the tax treatment afforded by the Code to incentive stock options, then all of such required terms and provisions shall be considered implicit in such agreement and such intended incentive stock option shall be considered to have been granted subject to such required terms and conditions.

              (d) Early Terminations of Options. If a
participant ceases to be employed by the Company and all of its subsidiaries prior to the end of the six full months commencing on the grant date of an option, the option shall terminate effective as of the date of the participant's termination of employment and no portion of the terminated option shall be exercisable after that date. If a participant's termination of employment occurs following the six full months commencing on or after the grant date of an option the following shall apply with respect to such option:

                   (i) Except as provided in (iii) and
(iv) below, the participant shall, during the three months commencing on his date of termination of employment, have the right at his discretion to partially or fully exercise the unexercised portion of the option which was exercisable at the time of his termination of employment.

                   (ii) If a participant shall die
prior to his termination of employment or following his termination of employment but within the three month period described in subparagraph (i) next above, the unexercised portion of the option which was exercisable at the time of the participant's death may be partially or fully exercised within the twelve month period commencing on the date of the participant's death by the participant's estate or by any person who has acquired the right to exercise such option by bequest or inheritance or by reason of the laws of descent and distribution.

                   (iii) If a participant's employment
is terminated by the Company or any of its subsidiaries for cause, any unexercised portion of an option granted to the participant shall terminate effective as of the participant's date of termination of employment and no portion thereof shall be exercisable thereafter. For this purpose, termination "for cause" means termination as a result of the failure of the participant to carry out the duties assigned to him as a result of his incompetence, willful neglect or willful serious misconduct, as determined by the Company.

                   (iv) Notwithstanding the foregoing,
the unexercised portion of any option shall, to the extent permitted by applicable law, terminate immediately upon the employment of a participant by a competitor of the Company or of one of its subsidiaries.

         4.2 Terms and Conditions of Stock
Appreciation Rights.  As provided in Section 2.2,
stock appreciation rights granted under the Plan
shall be subject to such terms and conditions and
shall be evidenced by agreements in such form as
shall be determined from time to time by the plan
administrator.  In general (i) stock appreciation
rights shall be exercisable at such time or times
and to the extent that the incentive stock option
or nonqualified stock option, or portion thereof,
to which the stock appreciation right is related is
exercisable, and (ii) upon the termination,
exercise or expiration of an option or portion
thereof to which a stock appreciation right is
related, such stock appreciation right shall
terminate and shall not thereafter be exercisable.
However, notwithstanding that the option or portion
thereof related to a stock appreciation right may
be exercisable, each stock appreciation right may
be exercised only during a window period (as
described below), a stock appreciation right may
not be exercised until after the end of the six
full calendar months commencing on or after the
date such stock appreciation right is granted
(except that this limitation shall not apply in the
case of the death or disability of a participant if
the option or portion thereof to which the stock
appreciation right is related is exercisable) and a
stock appreciation right related to an incentive
stock option shall not be exercisable on any date
on which the fair market value of a Company Share
is less than the option price provided for in the
related incentive stock option.  A stock
appreciation right granted to a participant shall
entitle the participant upon his exercise of such
right to surrender the related option or portion
thereof and receive an amount (herein called the
"incremental value") equal to the excess of the
fair market value on the date of such exercise of
the Company Shares subject to such surrendered
option or portion thereof over the option price of
such Company Shares as provided in such option.
The incremental value shall be paid by the Company
all in cash, all in Company Shares or in any
combination of cash and Company Shares, as the plan
administrator shall determine in its sole
discretion, which determination shall be made after
considering any preference expressed by the
participant exercising the stock appreciation
right.  Any participant who wishes to express such
a preference shall notify the plan administrator in
writing of his preference and, if such participant
expresses a preference to receive cash in whole or
in part, such writing shall be delivered to the
Company, in care of the plan administrator, during
the period (hereinafter the "window period")
beginning on the third business day following the
date of release for publication of an annual or
quarterly summary statement of the sales and
earnings of the Company and its consolidated
subsidiaries and ending on the twelfth business day
following such date.  In the event a participant
does not duly notify the plan administrator of any
preference, and in the absence of any express
determination by the plan administrator to the
contrary, each payment of incremental value which
shall become due by reason of any exercise of a
stock appreciation right shall be made in cash.  In
the event any Company Shares shall be delivered to
satisfy all or any part of any incremental value
obligation arising by reason of any exercise of a
stock appreciation right, the dollar amount of such
obligation satisfied by such delivery of Company
Shares shall be considered to be equal to the fair
market value of a Company Share as of the date of
exercise multiplied by the number of Company Shares
delivered.  No fractional Company Shares shall be
issued to make any payment of incremental value,
and the cash and Company Shares payable in each
case shall be adjusted in such manner as shall be
prescribed by the plan administrator to avoid the
issuance of any fractional Company Shares.  Upon
exercise of a stock appreciation right and
surrender of the related option or portion thereof,
such option, to the extent surrendered, shall be
considered to have been exercised and shall not
thereafter be exercisable, and to the extent
Company Shares covered under the option have not
been used to pay the incremental value, such
Company Shares shall no longer be reserved under
the Plan.
         4.3 Method of Exercising Options and Stock
Appreciation Rights.  An option shall be exercised
by a written notice to the plan administrator and
payment of the option price to the Company, in care
of the plan administrator.  Payment of the option
price may be made, at the discretion of the
optionee, (i) in cash (including check, bank draft,
or money order), (ii) by delivery of Company Shares
(valued at the fair market value thereof on the
date of exercise) or (iii) by delivery of a
combination of cash and common stock provided,
however, that the plan administration may, in any
instance, in order to prevent any possible
violation of law, require the option price to be
paid in cash and further provided that the right to
deliver Company Shares in payment of the option
price may be limited or denied in any option
agreement.  A stock appreciation right shall be
exercised by written notice to the plan
administrator at such time as is permitted in
accordance with the provisions of Section 4.2 and
by surrender of the option or portion thereof to
which the stock appreciation right relates.  At the
time or exercise of an option or stock appreciation
right a participant may request that Company Shares
to be issued with respect to the exercise of the
option or which may be issued with respect to the
exercise of the stock appreciation right be issued
in the name of the participant and another person
jointly with right of survivorship.
                      ARTICLE 5
                      ---------
Terms and Conditions of Restricted Company Shares
-------------------------------------------------
         5.1 Terms and Conditions of Restricted
Company Shares.  As provided in Section 2.2,
Company Shares granted under the Plan shall be subject to such terms, conditions and restrictions, and shall be evidenced by such agreements as shall be determined from time to time by the plan administrator. All grants of Company Shares shall in any event be subject to the following terms, conditions and restrictions:
              (a)  The purchase price, if any, will be
determined by the plan administrator.

              (b)  Restricted Company Shares may be
subject to restrictions on the sale or other disposition thereof, rights of the Company to reacquire such restricted Company Shares at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods, representation by the employee that he or she intends to acquire restricted Company Shares for investment and not for resale, and such other restrictions, conditions and terms as the plan administrator deems appropriate.

              (c)  The participant shall be entitled
to all dividends paid with respect to restricted
Company Shares during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the restricted Company Shares.

              (d)  The participant shall be entitled
to vote the   restricted Company Shares during
the period of restriction.

              (e)  The plan administrator shall
determine whether restricted Company Shares are to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

         5.2 Vesting.  Each participant shall be
vested in the Company Shares granted under this
Article 5 according to such schedule and such performance factors affecting vesting as the plan administrator determines at the time of grant. As provided in Section 2.2, the plan administrator shall have the power to accelerate the vesting schedule. Whenever the term "vested" or "fully vested" are used in this Plan with reference to restricted Company Shares, the meaning of those terms shall be determined by reference to the vesting schedule.
         5.3 Forfeitures. If a participant terminates employment before his Company Shares are vested or before fulfillment of the applicable performance factors, the participant shall forfeit such Company
Shares under terms established by the plan administrator and they shall again be available for issuance under Section 1.4.
   5.4 Issuance of Share Certificates. Share certificates for the number of restricted Company
Shares granted will be issued in the name of each participant at the time of grant and shall be delivered pursuant to subsection 5.1(e). A participant may request that Company Shares be issued in the name of the participant and another person jointly with right of survivorship.

                      ARTICLE 6
                      ---------
                 General Provisions
                  ------------------
         6.1 Stockholder Rights. A participant shall not have any dividend, voting or other stockholder rights by reason of a grant of an option or a grant of a stock appreciation right prior to the issuance of any Company Shares pursuant to the proper exercise of all or any portion of such option or stock appreciation right. A participant shall have dividend, voting and other stockholder rights with respect to restricted Company Shares except as provided in Section 6.3 or otherwise provided at the time of grant.

         6.2 Listing, Registration and Compliance with
Laws and Regulations.  Each restricted Company
Share, option and stock appreciation right granted to a participant shall be subject to the condition that the Company shall not be obligated to issue any Company Shares to the participant regardless of whether such participant attempts to exercise or has exercised the option or stock appreciation right, in whole or in part, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of Company Shares subject to such grant, option or stock appreciation right upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition or, or in connection with, the granting of such restricted Company Share, option or stock appreciation right or the issue or purchase of Company Shares thereunder unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not by reason of the granting of any restricted Company Share, option or stock appreciation right under this Plan have any obligation to register the Company Shares subject to such option under the Securities Act of 1933, as amended, or to maintain in effect any registration of such Company Shares which may be made at any time under such Act. In this connection, the form of restricted Company Share, stock option and stock appreciation right agreements to be used under the Plan may provide, among other things, that a participant shall represent that all Company Shares are being purchased for investment and not with a view to resale in connection with a distribution of such Company Shares.
         6.3 Non-transferability of Options, Stock
Appreciation Rights and Restricted Company Shares.
During a participant's lifetime any option or stock appreciation right granted under the Plan shall be exercisable only by the participant and shall not be transferred (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security
Act, or the rules thereunder), pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an option or stock appreciation right, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such option or stock appreciation right shall immediately become null and void.
Company Shares granted under the provisions of
Article 5 shall not be transferred until such Shares have become fully vested and nonforfeitable, and any attempt to sell, assign, pledge, hypothecate or otherwise encumber such Shares shall result in their forfeiture according to the terms of Section 5.3.
         6.4 Adjustments for Changes in Company
Shares. In order to prevent dilution or enlargement of restricted Company Shares, options or stock appreciation rights, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Company Shares, the Board of Directors shall make appropriate changes in the aggregate number and type of Company
Shares reserved for grant as restricted Company
Shares, options and stock appreciation rights under this Plan, in the number and type of Company Shares subject to grant as restricted Company Shares and subject to unexercised options and stock appreciation rights, in the option price per Company Share specified in unexercised options and in stock appreciation rights relating to unexercised options.
         6.5 Loan Agreement Restrictions. Each option and stock appreciation right shall be subject to the condition that the Company shall not be obliged to (i) issue any Company Shares to a participant, regardless of whether such participant attempts to exercise or has exercised an option or stock appreciation right, in whole or in part, or (ii) make any payment to a participant upon the surrender of a stock appreciation right, if at any time the Board of Directors shall determine, in its discretion, that the issuance of such Company
Shares or the payment of cash would be in violation of any covenant contained in any of the Company's loan agreements or other contracts, as now or from time to time hereafter in effect.
         6.6 Indemnification. No member of the plan administrative committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the committee relating to the Plan. Service on the plan administrative committee shall constitute service as a director of the Company so that members of the plan administrative committee shall be entitled to indemnification and reimbursement as directors of the Company to the full extent provided for at any time by law, the Company's Certificate of Incorporation, the Company's By-Laws and in any insurance policy or other agreement intended for the benefit of the Company's directors.
         6.7 Withholding of Taxes. The Company shall be entitled, if the plan administrator considers it necessary or desirable, to withhold (in cash or Company Shares), or secure payment from the participant in lieu of withholding, the amount of any withholding or other payment required of the Company under the tax withholding provisions of the Code, any state's income tax act or any other applicable law with respect to any amount payable and Company Shares issuable under such participant's exercised options or stock appreciation rights or as restricted Company
Shares, provided, however, that with respect to any
Section 16 Officer (as defined below) any decision by the Company to withhold Company Shares and any withholding of Company Shares by the Company from a
Section 16 Officer shall only be made during a window period and provided further that no Company
Shares shall be withheld under the provisions of this Section 6.7 that are issuable under options, stock appreciation rights or restricted stock granted to the Section 16 Officer less than six months before the date either the decision to withhold or the withholding is to take place. A
Section 16 Officer is a participant who is or at any time during the prior six months has been designated by the Company as a Section 16 Officer for purposes of Section 16 of the Securities
Exchange Act of 1934. Subject to the discretion of the Company, no distribution will be made to the participant until all tax withholding obligations have been satisfied and, if Company Shares are withheld pursuant to this Section 6.7, until the window period during which the Company Shares are withheld.
         6.8 No Employment Rights Conferred. Nothing in the Plan or in any option, stock appreciation right or restricted Company Share granted under the Plan shall confer any right on an employee to continue in the employ of the Company or any subsidiary or shall interfere in any way with the right of the Company or any subsidiary at any time to terminate his employment with or without cause or to adjust his compensation.
         6.9 Notice of Early Disposition of Company
Shares. As a condition of participation in the Plan each participant agrees that he will give prompt notice to the plan administrator of any disposition of Company Shares acquired upon the exercise of an incentive stock option if such disposition occurs within either two years after the grant date of an incentive stock option or one year after the receipt of such Company Shares by the participant following his exercise of the incentive stock option.
         6.10  Cancellation of Options.  By express
written agreement a participant and the plan administrator may agree that any previously granted option is thereby canceled as of the date of the agreement and, at its discretion, the plan administrator may subsequently grant to such a participant who has voluntarily surrendered and canceled a prior option one or more new or substitute similar or different options under the plan.
         6.11 Continued Availability of Company Shares
Under Unexercised Options and Forfeited Restricted
Stock Grants. If an option granted under the Plan terminates or expires without being wholly exercised, if Company Shares as to which an option has been exercised shall for any reason not be issued, or if restricted Company Shares are forfeited, restricted Company Shares or a new option (and at the discretion of the plan administrator a related stock appreciation right) may be granted under the Plan covering the number of Company Shares to which such termination, expiration, forfeiture, failure to issue or reacquisition relates; provided, however, that to the extent Company Shares are issued in connection with the exercise of a stock appreciation right or a stock appreciation right granted in connection with an incentive stock option is exercised, the related option shall, solely for purposes of determining the total number of Company Shares available for grant under the Plan, be deemed to have been exercised, and the Company Shares issued upon the exercise of such stock appreciation right or which otherwise would have been issued upon the exercise of an incentive stock option related to such stock appreciation right shall not thereafter be available for any further grants under the Plan.
         6.12 No Strict Construction. No rule of strict construction shall be applied against the Company, the plan administrator or any other person in the interpretation of any of the terms of the plan, any option agreement or stock appreciation right agreement or restricted Company Share agreement, any option or stock appreciation right or restricted Company Share granted under the plan or any rule or procedure established by the plan administrator.
         6.13 Choice of Law.  Each option, stock
appreciation right, and restricted Company Share granted under the Plan shall be considered to be a contract under the laws of the State of Wisconsin and, for all purposes, the Plan and each option, stock appreciation right, and restricted Company
Share granted under the Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin.
         6.14 Successors. This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.
         6.15 Severability. If any provision of the Plan or an option or stock appreciation right or restricted Company Share agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, and the Plan and such agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

                      ARTICLE 7
                      ---------
              Amendment and Termination
              -------------------------
         7.1 Amendment. The Board of Directors may amend the Plan from time to time, in its sole discretion, but no amendment shall:
              (a) without a participant's consent
impair his rights to any option or stock appreciation right or restricted Company Share theretofore granted; or

              (b) without the authorization and
approval of the Company's stockholders (i) increase the maximum number of Company Shares which may be issued in the aggregate under the Plan, except as provided in Section 6.4, (ii) extend the termination date of the Plan or of any option or stock appreciation right granted under the Plan, or
(iii) enlarge the class of employees eligible to receive options or stock appreciation rights or restricted Company Shares under the Plan.

         7.2 Termination. The Board of Directors may terminate the Plan at any time with respect to Company Shares which have not theretofore been granted or for which options have not theretofore been granted. Unless earlier terminated, the Pan will terminate at the close of business on January
31, 1998. Following the termination of the Plan, all options or stock appreciation rights which prior to the Plan termination have not expired, terminated or been exercised or surrendered may be exercised in accordance with their terms and the terms hereof, all restricted Company Shares which have been granted may vest or be forfeited in accordance with the terms of their grant and the terms hereof, and the plan administrator shall continue to have its full powers under the Plan, except with respect to the granting of restricted
Company Shares, options or stock appreciation rights under the Plan.

                          Exhibit 10(d)
           HARNISCHFEGER INDUSTRIES, INC.

          DIRECTORS STOCK COMPENSATION PLAN
     (as amended and restated October 9, 1995)


  1.   Purpose.  The Harnischfeger Industries, Inc.
Directors Stock Compensation Plan (the "Directors Plan") has been established effective as of March 2, 1992 by Harnischfeger Industries, Inc., a Delaware corporation (the
"Company"), to provide benefits to certain members of the Board of Directors of the Company (the "Board"). The
Directors Plan is intended to assist and enable the Company to attract and retain directors of the highest capabilities and to facilitate the director's ability to acquire an ownership interest in the common stock of the Company.

  2.   Administration.  The Chairman of the Board of
Directors shall have the full power and authority to construe, interpret and administer the Plan and shall promulgate such rules and procedures as he considers necessary and appropriate for the implementation and administration of the Plan.

  3. Eligibility. Effective on and after March 2, 1992, each member of the Board who serves on the Board as a director at any time after March 2, 1992, and who is not an employee of the Company (herein "Director") is eligible to participate in the Plan.

  4.   Participation.  As of March 2, 1992, each Director
shall have the right to have up to 100% of such Director's
annual retainer and meeting fees (including fees for
committee meetings) (collectively, the "Compensation")
payable during the period beginning March 2, 1992 and
ending October 31, 1992 (the "Initial Period") and the  12
month period beginning each November 1st starting with November 1, 1992 ("Plan Year") converted into shares of the Company's common stock ("Stock") and delivered into the Harnischfeger Industries Deferred Compensation Trust
("Rabbi Trust") for the benefit of such Director subject to the following terms:

       (a) Written notice shall be given by a Director to the Company prior to March 3, 1992 for the Initial
  Period and annually prior to May 1 of each subsequent
  Plan Year stating that such Director elects to convert into Stock up to 100% of such Director's Compensation payable during the Initial Period or the next Plan Year respectively. Directors who become Directors on or after May 1 of any Plan Year may by written notice to the Company elect to covert their Compensation into Stock under the Directors Plan effective six months after the date such notice is delivered to the Company.

       (b)  As soon as practicable after each date
  determined by the Company for payment of compensation to Directors, the number of shares of Stock (rounded to the nearest whole share) derived by dividing the closing price of the Stock on the New York Stock Exchange
  Composite Tape on such payment date into the amount of Compensation each Director has elected to convert into Stock shall be delivered into the Rabbi Trust for the benefit of such Director.

       (c) The annual retainer fee for Directors shall be $22,600.00, the fee for each Board meeting attended shall be $1,250.00 and the fee for each meeting of a committee or subcommittee of the Board attended shall be $1,000.000 for regular members and $1,250.00 for committee and subcommittee chairs, provided that, subject to Section 15 hereof, the amount of such fees may be changed at the discretion of the Company from time to time.

  5.   Source of Stock.  The Stock allocated to each
Director's account pursuant hereto may at the Company's option be acquired through open market purchase, or may be either treasury shares or newly issued shares; provided that any treasury or newly issued shares are duly registered pursuant to applicable federal and state securities laws and stock exchange regulations. The
Company may, in lieu of delivering shares to the trustee of the Rabbi Trust (the "Trustee"), direct the Trustee to use for the purposes of this Directors Plan shares of Stock previously delivered by the Company to the Rabbi Trust if such shares have not been allocated to the account of any Directors Plan participant. Although the Company intends to exert its best efforts so that the shares allocated or distributed to Directors hereunder will be registered under, or exempt from the registration requirements of, the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws, if the allocation or distribution would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such allocation or distribution be deferred until the Company has taken appropriate action to avoid any such violation.

  6. Participants' Accounts. An account shall be maintained in the name of each Director participating in the Plan which will reflect the shares of Stock into which his Compensation has been converted, and shall be credited to reflect all dividends, stock splits and other distributions with respect to such shares. All cash distributions with respect to Stock shall be invested by the Trustee in shares of Stock through open market or other appropriate purchases as soon as practicable after receipt of same. Each such Stock account shall be charged with any distribution made to a Director when made.

  7. Distribution of Stock. The Stock in a Director's account shall be distributed to him (or to his beneficiary in the event of his death) promptly (but not sooner than sixty (60) days) following the termination of his status as a Director of the Company; provided, however, that a Director may upon written notice to the Company given one year prior to his termination, request that the Company approve an annual distribution of such Stock over a period of time not to exceed ten (10) years (e.g. if a ten year election, one tenth of the balance at the time of the first distribution, one ninth of the balance at the time of the second distribution, etc.) and provided further that a Director may upon written notice to the Company given at least one year prior to termination of his status as a Director elect to delay until the next calendar year following termination of his status as a Director either the distribution of or, if the Director has elected annual distributions over a period of time, the initial distribution from his account. During the first fifty (50) days following a Director's termination, the Director (or the Director's beneficiary in the event of the Director's death) shall have the right to elect to have the Director's account distributed in cash, stock or a combination of cash and stock. Upon receipt of a request that a part or all of the distribution be made in cash, the Company shall direct the Trustee to credit such Participant's account with an amount (the "Cash Portion") equal to the product of the number of shares of Stock then credited to Participant's account necessary to comply with the request (the
"Diversified Shares") and the closing price of the Stock on the New York Stock Exchange Composite Tape as of the date the request is received by the Company. Thereafter, the Trustee shall keep such Participant's account as if the Cash Portion were invested in cash, cash equivalents, mutual funds or marketable securities as directed by the Commitee from time to time and as if the Diversified Shares had been sold.

  8. Disposition After Distribution. Notwithstanding any other provision herein, upon any distribution to a Director pursuant to Section 7 which occurs within six months after an allocation pursuant to Section 4 or 6, the Director agrees, as a condition to participation, to refrain from disposing of any such distributed stock until six months have elapsed from the Section 4 or 6 allocation.

  9. Change in Control. Notwithstanding the foregoing, in the event of a "Change in Control" of the Company (as defined in the Rabbi Trust), the Company shall purchase for cash all shares of Stock then in all Directors' accounts which have been held in such accounts for at least six months at a per-share price equal to the the Change in Control Price, and the Trustee is directed to sell such shares upon such terms. Thereafter, with regard to any shares which have not been held in such accounts for at least six months, the Company shall purchase such shares for cash as soon as they have been held in such accounts for at least six months. Immediately after the Company purchases any shares pursuant to this Section 9, the Committee shall cause the Trustee to effect a distribution of all cash proceeds to the Directors in accordance with their accounts. As used herein, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination (as defined in the Rabbi Trust), the highest price per share of Stock paid in such tender or exchange offer or Business
Combination. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined by the Incumbent Board (as defined in the Rabbi Trust).

  10. Designation of Beneficiaries. Each Director from time to time may name any person or persons (who may be named concurrently, contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives the proceeds of his Directors Plan account. Each such beneficiary designation will revoke all prior designations by the Director, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Company, and will be effective only when filed with the Company during the Director's lifetime.
If a Director fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Director dies before the date of the Director's death or before complete payment of the Director's Stock
Compensation Plan account, the Company, in its discretion, may pay such benefits to either (i) one or more of the Director's relatives by blood, adoption or marriage and in such proportions as the Company determines, or (ii) the legal representative or representatives of the estate of the last to die of the Director and his designated beneficiary.

  11. General. No Director or other person shall have any right, title or interest in any amount awarded under this Plan prior to the payment thereof to such person. No rights or interests of Directors under this Plan shall be assignable either voluntarily or involuntarily. Neither the Company nor any officer of the Company shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.

  12. Facility of Payment. When a person entitled to benefits under the Plan is under legal disability, or, in the Company's opinion, is in any way incapacitated so as to be unable to manage his affairs, the Company may direct the payment of benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Company may direct the application of such benefits for the benefit of such person. Any payments made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

  13. Withholding for Taxes. Notwithstanding any other provision of the Plan, the Company may on behalf of the Directors withhold or direct the Trustee to withhold from any payment to be made under the Directors Plan, whether in the form of cash or stock, such amount or amounts as may be required for purposes of complying with applicable federal, state or foreign tax withholding provisions, provided, however, that any decision by the Company to withhold stock and any withholding of stock by the Trustee from the account of a Director shall only be made during the window period (as defined below) and provided further that no stock that has been held in the account of a Director for less than six months shall be withheld under the provisions of this Section 13. A window period shall be the period beginning on the third business day following the date of release for publication of an annual or quarterly summary statement of the sales and earnings of the Company and its consolidated subsidiaries and ending on the twelfth business day following such date. Subject to the discretion of the Company, no distribution will be made to the Director until all tax withholding obligations have been satisfied and, if stock is withheld pursuant to this
Section 13, until the window period during which the Stock is withheld.

  14. Benefit Statements. The Company shall provide statements of account to participating Directors on a periodic basis but not less than annually in such form and at such time as it deems appropriate.

  15. Amendment and Termination. The Board of Directors of the Company hereby reserves the right to amend this Plan from time to time and to terminate this Plan at any time, except that (i) no such amendment or any termination of this Plan shall change the terms and conditions of payment of any Compensation previously payable to a Director without the consent of the Director concerned, nor shall any termination of the Plan eliminate any obligations of the Company which theretofore shall have arisen under the Plan and (ii) neither the provisions dealing with the reinvestment of cash distributions nor the amount of fees payable to Directors may be changed more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income
Security Act or any rules promulgated thereunder.

  16. Controlling Law. The laws of Wisconsin shall be controlling in all matters relating to the Plan.

  17. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.


-------------------------------------------------

                           Exhibit 10(e)
           HARNISCHFEGER INDUSTRIES, INC.

              EXECUTIVE INCENTIVE PLAN
      (as amended and restated October 9, 1995)

1.          Purpose.  Harnischfeger Industries, Inc.
Executive Incentive Plan (the "Plan") was established by
Harnischfeger Industries, Inc. (the "Company") effective as of October 30, 1990 to provide as an incentive the possibility of payment of additional compensation to or on behalf of the key officers of the Company and its subsidiaries who contribute materially to the success and profitability of the Company and who become participants in the Plan.

2.          Administration.  The Plan will be
administered by a committee of two or more directors, each of whom has not, during the one year prior to or during service as an administrator of the Plan, been granted or awarded equity securities of the Company pursuant to the Plan or any other plan of the Company other than a plan meeting the requirements of paragraphs (c)(2)(i)(A)-(D) of Rule 16b-3 promulgated pursuant to the Securities Exchange
Act of 1934 as amended (the "Committee"), which Committee from time to time may delegate the performance of certain of its ministerial duties under the Plan, such as the keeping of records and participants' accounts, to such person or persons as it may select. The Plan shall be administered on the basis of a plan year (the "Plan Year") which coincides with the fiscal year of the Company, which currently is the 12-month period beginning on November 1 and ending on the next following October 31. The Company shall pay the cost of Plan administration. The Committee shall have the power, right and duty to interpret the provisions of the Plan and may from time to time adopt rules with respect to the administration of the Plan and the determination and distribution of benefits under the Plan, and may amend any and all rules previously established. Any decision made by the Committee in good faith in connection with its administration of or responsibilities under the Plan, including the interpretation of any provision of the Plan, the application of any rule established under the Plan, any determination as to the officers eligible to participate in the Plan for any Plan Year, the amount allocated to each for any Plan Year and the manner, conditions and terms of payment of such amount, shall be conclusive on all persons.

3.          Participation:  Prior to October 1 of each
Plan Year, the Committee shall select those executives who will be participants in the Plan for the following Plan
Year. The inclusion or selection of any executive as a participant in the Plan (a "Participant") for any Plan Year shall not require the inclusion or selection of such person as a Participant for any subsequent Plan Year, or, if such person is subsequently so included or selected, shall not require the same benefit provided the Participant under the Plan for an earlier Plan Year be provided such Participant for the subsequent Plan Year.

4. Performance Goals. On or after September 15 of each Plan Year, the Chief Executive Officer of the Company shall recommend to the Committee performance goals for the Company and each of its divisions and subsidiaries for the following Plan Year. Prior to October 15 of each Plan Year, the Committee shall either approve the Chief
Executive Officer's recommended performance goals for the following Plan Year, or in the Committee's sole discretion, shall establish the performance goals for that Plan Year at such levels as it considers appropriate. The Committee shall also establish, by October 15 of each Plan Year, threshold performance levels for the year for the Company and each of its divisions and subsidiaries, over and under performance levels and percentages for the year for the Company and each of its divisions and subsidiaries, and other features of the incentive compensation program for the following Plan Year. If the business unit fails to meet the established threshold performance level for a Plan
Year, no amount will be awarded to Participants in that business unit's Plan for that year.

5.          Target Incentive Percentage.  As of the date
that the Committee determines the executives who shall be
eligible to participate in the Plan for a Plan Year, the
Committee also shall establish with respect to each
Participant a "target incentive percentage", which
percentage shall be based upon the appropriate performance
goals referred to in Section 4 as well as the Participant's
responsibility level as determined by the Committee.   For
each Plan Year that the threshold performance level has been achieved, the target incentive percentage for each Participant (adjusted for any under or over performance or other features of the incentive compensation program as provided in Section 4) shall be multiplied by his base salary earned in the fiscal year. The resulting amount with respect to each Participant for a Plan Year is his "Incentive Award" for that year.

6.          Source, Time and Manner of Payment.  Each
Participant's Incentive Award for a Plan Year shall be paid from the general assets of the Company, in accordance with the following:

       (a)  All of a Participant's Incentive Award for a
            Plan Year shall be payable, without interest, on or before the January 10 next following the end of that Plan Year except for such portion of said Incentive Award that such Participant shall have previously elected to have deferred in accordance with Section 6
            (b).

       (b)  Each Participant may elect to defer the
            payment of up to 100% of the Incentive Award payable to such Participant pursuant to
            Section 6 (a), in accordance with the
            provisions of Section 7 hereof.

7.          Election of Stock in Lieu of Pay.  Each
Participant shall have the right to elect to have up to 100% of the Incentive Award payable to such Participant in accordance with Section 6 hereof converted into shares of the Company's common stock ("Stock") and delivered into the Harnischfeger Industries Deferred Compensation Trust
("Rabbi Trust") for the benefit of such Participant subject to the terms hereinafter set forth:

       (a) A Participant in the Plan for any Plan Year may by written notice filed with the Company before the beginning of such Plan Year elect to convert into Stock up to 100% of his Incentive Award for that Plan Year. Such election shall be irrevocable.

       (b) Shares of Stock equal to the number (rounded to the nearest integer) derived by dividing seventy five percent (75%) of the average closing price of the Stock on the New York
            Stock Exchange Composite Tape for the month of October of the Plan Year into the amount of Incentive Award that each Participant has elected to convert into Stock shall be registered by the Company in the name of the Rabbi Trust and delivered to the Rabbi Trust for allocation to such Participant's account, provided, however, that (i) the Company may direct the trustee of the Rabbi Trust (the
            "Trustee") to use for this purpose shares of Stock previously delivered by the Company to the Rabbi Trust if such shares have not been allocated to the account of any Participant and (ii) the total number of shares that may be delivered by the Company to the Rabbi
            Trust for the accounts of all Participants during any Plan Year shall not exceed two percent of the total number of shares outstanding at the beginning of such Plan
            Year adjusted for any stock split, stock dividend, combination of shares, or similar change in Stock, and provided further that if there are not sufficient available shares during any Plan Year to fully convert all Incentive Awards which the Participants have elected to convert, all available shares for that Plan Year shall be allocated to electing
            Participants on a pro rata basis and the balance of each Participant's Incentive Award shall be paid to the Participant in cash.
            The aforesaid calculation and funding of each Participant's account shall take place as soon as practical after the January 1 immediately following the end of each such Plan Year beginning with the Plan Year ending
            October 31, 1990.  The Stock allocated to a
            Participant's account pursuant hereto may at the Company's option be acquired through open market purchases or may be either treasury shares or newly issued shares provided that any treasury or newly issued shares are duly registered pursuant to applicable federal and state securities laws and stock exchange regulations. Although the Company intends to exert its best efforts so that the shares allocated or distributed to Participants hereunder will be registered under, or exempt from the registration requirements of, the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws, if the allocation or distribution would otherwise result in the violation by the Company of any provision of the Securities
            Act or of any state securities law, the
            Company may require that such allocation or distribution be deferred until the Company has taken appropriate action to avoid any such violation.

       (c) An account shall be maintained in the name of each Participant which will reflect the shares of Stock into which his Incentive
            Award has been converted, and shall be
            credited to reflect all dividends, stock splits and other distributions with respect to such shares. All cash distributions with respect to Stock shall be invested by the Trustee in shares of Stock through open market or other appropriate purchases as soon as practicable after receipt of same;
            provided, however, that the number of shares allocated to each Participant's account in respect of each cash distribution will be the same as if the cash distribution were used to purchase shares of Stock at 75% of the average price paid by the Trustee for Stock purchased when it reinvests such cash dividends in Stock as provided in Paragraph
            4.1 of the Rabbi Trust. The Company shall from time to time as needed make available to the Trustee sufficient shares of Stock for allocation to Participants' accounts in connection with such discounted purchase of Stock with cash dividends. Each such Stock account shall be charged with any distribution made to a Participant when made.

       (d) The Stock in a Participant's account shall be distributed to him (or to his beneficiary in the event of his death) promptly (but not sooner than sixty (60) days) following his termination of employment with the Company or its subsidiaries; provided, however, that a Participant may upon written notice to the Committee given at least one year prior to his termination of employment, elect an annual distribution of such Stock over a period of time of up to ten (10) years (e.g.
            if a ten year election, one tenth of the balance at the time of the first distribution, one ninth at the time of the second distribution, etc.) and provided further that a Participant may upon written notice to the Committee given at least one year prior to his termination of employment elect to delay until the next calendar year following his termination of employment either the distribution of or, if the Participant has elected annual distributions over a period of time, the initial distribution from his account. During the first fifty (50) days following a Participant's termination of employment, the
            Participant (or the Participant's beneficiary in the event of the Participant's death) shall have the right to elect to have the Participant's account distributed in cash,
            Stock or a combination of cash and Stock.
            Upon receipt of a written request from a Participant that a part or all of the distribution be made in cash, the Company shall direct the Trustee to credit such Participant's account with an amount (the
            "Cash Portion") equal to the product of the number of shares of Stock then credited to Participant's account necessary to comply with the request (the "Diversified Shares") and the closing price of the Stock on the New
            York Stock Exchange Composite Tape as of the date the request is received by the Company.
            Thereafter, the Trustee shall keep such
            Participant's account as if the Cash Portion were invested in cash, cash equivalents, mutual funds or marketable securities as directed by the Commitee from time to time and as if the Diversified Shares had been sold.

       (e) Notwithstanding any other provision herein, upon any distribution of Stock to a Section
            16 Participant (as defined below) pursuant to
            Section 7(d) which occurs within six months after an allocation pursuant to either
            Section 7(b) or Section 7(c), the Participant agrees, as a condition to participation, to refrain from disposing of any such distributed Stock until six months have elapsed from the Section 7(b) or Section 7(c) allocation. A Section 16 Participant is a
            Participant who is or at any time during the prior six months has been designated by the Company as a Section 16 Officer for purposes of Section 16 of the Securities Exchange Act of 1934.

       (f) Notwithstanding the foregoing, in the event of a "Change in Control" of the Company (as defined in the Rabbi Trust), the Company shall purchase for cash all shares of Stock then in all Participants' accounts which have been held in such accounts for at least six months at a per-share price equal to the the Change in Control Price, and the Trustee is directed to sell such shares upon such terms.
            Thereafter, with regard to any shares which have not been held in such accounts for at least six months, the Company shall purchase such shares for cash as soon as they have been held in such accounts for at least six months. Immediately after the Company purchases any shares pursuant to this Section
            7(f), the Committee shall cause the Trustee to effect a distribution of all cash proceeds to the Participants in accordance with their accounts. As used herein, "Change in Control
            Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination (as defined in the Rabbi
            Trust), the highest price per share of Stock paid in such tender or exchange offer or Business Combination. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined by the Incumbent Board (as defined in the Rabbi
            Trust).

       (g) In the event that the Committee determines that the laws of a country in which a Participant resides make it impracticable to allocate Stock to the account of such Participant, the election of Stock in lieu of pay pursuant to this Section 7 shall not be available to such Participant. However, at the discretion of the Committee, the Participant may be placed in a plan to be designated the Stock Equivalent Unit Plan which will provide deferred compensation in the same manner and amounts as would have been provided under this Plan except such amounts will not be funded through the Rabbi
            Trust. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall fund accounts in the Stock Equivalent
            Unit Plan with cash in a manner similar to that described in Section 7(f) above.

       (h) Participants shall not be eligible to elect to receive Stock in lieu of pay pursuant to this Section 7 for a period of twelve (12) months following the receipt of a hardship distribution from any cash or deferred compensation plan of the Company maintained pursuant to Section 401(k) of the Internal
            Revenue Code.

8.          Designation of Beneficiaries.  Each
Participant from time to time may name any person or persons (who may be named concurrently, contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives his Incentive Award or the proceeds of his Rabbi Trust account. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, the beneficiary shall be the Participant's estate.

9. General. No Participant or other person shall have any right, title or interest in any amount awarded under this Plan prior to the payment thereof to such person or in any property of the Company. No rights or interests of Participants under this Plan shall be assignable either voluntarily or involuntarily nor shall the establishment or continuance of this Plan affect or enlarge the employment rights of any Participant or constitute a contract of employment with any Participant.
Neither the Company nor any Committee member shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. Except as provided in Section 7 hereof, nothing herein shall require the Company to segregate or set aside any funds or other property for the purpose of paying any amounts, the payment of which has been deferred under the Plan.

10. Facility of Payment. When a person entitled to benefits under the Plan is under legal disability, or, in the Committee's opinion, is in any way incapacitated so as to be unable to manage his affairs, the Committee may direct the payment of benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payments made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

11. Withholding for Taxes. Notwithstanding any other provision of the Plan, the Committee may on behalf of the Participant withhold or direct the Trustee to withhold from any payment to be made under the Plan, whether in the form of cash or shares of Stock, such amount or amounts as may be required for purposes of complying with appropriate federal, state or foreign tax withholding provisions, provided, however, that any decision by the Committee to withhold Stock and any withholding of Stock by the Trustee from the account of a Section 16 Participant shall only be made during a window period (as defined below) and provided further that no Stock that has been held in the account of a Section 16 Participant for less than six months shall be withheld under the provisions of this Section 11. A window period shall be the period beginning on the third business day following the date of release for publication of an annual or quarterly summary statement of the sales and earnings of the Company and its consolidated subsidiaries and ending on the twelfth business day following such date.
Subject to the discretion of the Committee, no distribution will be made to the Participant until all tax withholding obligations have been satisfied and, if Stock is withheld pursuant to this Section 11, until the window period during which the Stock is withheld.

12.         Benefit Statements.  The Company shall
provide statements of account to Participants on a periodic basis but not less than annually in such form and at such time as it deems appropriate.

13.         Amendment and Termination.  Because
unforeseen circumstances may make it undesirable to continue the Plan in any form, or to continue it without change, the Board of Directors of the Company must necessarily reserve and hereby has reserved the right to amend the Plan from time to time and to terminate the Plan at any time, except that (i) no such amendment or any termination of the Plan shall change the terms and conditions of payment of any Incentive Award theretofore awarded to a Participant without the consent of the Participant concerned, nor shall any termination of the Plan eliminate any obligations of the Company which theretofore shall have arisen under the Plan and (ii) the provisions dealing with reinvestment of cash distributions may not be changed more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules promulgated thereunder.

16. Controlling Law. The laws of Wisconsin shall be controlling in all matters relating to the Plan.

17. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

     -------------------------------------------

                           Exhibit 10(f)
           HARNISCHFEGER INDUSTRIES, INC.

   SUPPLEMENTAL RETIREMENT AND STOCK FUNDING PLAN
      (as amended and restated October 9, 1995)

SECTION 1:       Introduction

  1.1  The Plan and its Effective Date.  Harnischfeger
Industries, Inc. Supplemental Retirement and Stock Funding
Plan (the "Supplemental Plan") is the amendment and restatement effective as of October 1, 1990 of the plan that was originally established by Harnischfeger
Industries, Inc., a Delaware corporation (the "Company"), effective March 1, 1987 as the Harnischfeger Industries,
Inc. Supplemental Retirement Plan.

  1.2  Purpose.  The Company maintains a Harnischfeger
Salaried Employees' Retirement Plan (the "Retirement
Plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code of 1986, as amended (the "Code"). While the Code and the Employee
Retirement Income Security Act of 1974, as amended (the
"Act"), place limitations on the benefits which may be paid from a qualified plan, the Code and the Act permit the payment under a non-qualified supplemental retirement plan of the benefits which may not be paid under the qualified plan because of such limitations. The purposes of this Supplemental Plan are (i) to provide benefits which may not be provided under the Retirement Plan because of limitations imposed by the Code or the Act, including those relating to nondiscrimination and maximum benefit limitations, elections to defer compensation made by the participants, and the granting of past service credits and
(ii) to provide the opportunity for qualified executives to have their supplemental benefits converted into shares of the Company's common stock upon the terms hereinafter set forth.

SECTION 2:       Participation and Benefits

  2.1  Eligibility for Benefits Related to Retirement Plan.
Subject to the conditions and limitations hereof, if a participant in the Retirement Plan (i) has been granted credit for prior service or elected to defer compensation which may not be taken into account under the Retirement
Plan because of applicable nondiscrimination or other rules, or (ii) has accrued a vested pension benefit under the Retirement Plan (or would have accrued a vested benefit if his prior service were taken into account), and such benefit has been limited as a result of the maximum benefit limitations imposed by Sections 401(a)(17) and 415 of the Code, he shall be a participant ("Participant") in this Supplemental Plan and shall be entitled to receive under this Supplemental Plan the portion of his benefits under the Retirement Plan, determined without regard to the limitations on the inclusions of prior service or deferred compensation or the maximum benefit limitations therein, which exceeds the benefits payable to him under the Retirement Plan after applying such limitations. If a Participant was employed by another "Harnischfeger
Company", as defined in the Retirement Plan, and such other company also maintains a supplemental plan covering the Participant, the benefits hereunder and under such other plan shall be limited so as to not be duplicative and the Participant's benefits hereunder and under such other plan shall be paid by the Company and such other Harnischfeger
Company in such proportions as the Company shall determine.
The term "Company" as hereinafter used shall be deemed to include a reference to each such other Harnischfeger
Company.

  2.2 Payment of Benefits. Except to the extent a Participant becomes entitled to receive Company common stock as provided in Section 3, his benefits under this Supplemental Plan shall be paid to him, or in the event of his death to his beneficiary, at the same time and in the same manner as his pension benefits under the Retirement
Plan.

  2.3  Funding.  Benefits payable under this Supplemental
Plan to a Participant or his beneficiary shall be paid directly by the Company or at its discretion through Harnischfeger Industries Deferred Compensation Trust
("Rabbi Trust"), a grantor trust established by the Company. Prior to a "Change in Control" of the Company (as hereinafter defined), the Company shall not be required
(but may do so in its discretion) to fund through the Rabbi
Trust or otherwise any benefits under this Supplemental
Plan, except that shares of Company stock shall be issued and transferred to the Rabbi Trust as herein provided.

SECTION 3:       Conversion of Benefits into Common
Stock

  3.1 Eligible Stock Participant. As used herein, the term "Eligible Stock Participant" means each Participant who is an active senior executive of the Company as of October 1, 1990 (and each Participant designated from time to time hereafter by the Committee, as defined in Section
4.1 hereof) whose accrued benefits as of October 1, 1990 under this Supplemental Plan equals or exceeds a monthly normal retirement annuity of $1,000 per month.

  3.2  Initial Stock Funding.  Each Eligible Stock
Participant shall have the right to elect to have all benefits payable under this Supplemental Plan converted, on the terms hereinafter set forth, into shares of the Company's common stock and delivered into the Rabbi Trust for the benefit of such Participant. The present value of each such electing Participant's prospective supplemental pension benefits shall be calculated as of October 1, 1990 using the most recent assumptions adopted by the Company for purposes of calculating the actuarial present value of the Company's pension obligations, provided, however, that the discount rate used herein shall be one half percent less than the discount rate used in such assumptions.
Shares of stock equal to the number (rounded to the nearest integer) derived by dividing the average closing price for the Company's common stock reflected on the New York Stock
Exchange Composite Tape for the month of September, 1990 into the aforesaid present value shall be registered by the Company in the name of the trustee of the Rabbi Trust (the
"Trustee") and delivered to the Rabbi Trust for allocation to such Participant's account. The aforesaid calculation and funding of each Participant's account shall take place as soon as is practicable after October 1, 1990. The shares allocated to an Eligible Stock Participant's account pursuant to Sections 3.2 or 3.3 may be either treasury shares or newly issued shares provided any treasury or newly issued shares are duly registered pursuant to applicable federal and state securities, and stock exchange, regulations. Although the Company intends to exert its best efforts so that the shares allocated or distributed to Participants hereunder will be registered under, or exempt from the registration requirements of, the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws, if the allocation or distribution would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such allocation or distribution be deferred until the Company has taken appropriate action to avoid any such violation.

  3.3 Subsequent Stock Funding. As soon as practicable after November 1st of each year (beginning with November of 1991), the present value of each Eligible Stock
Participant's prospective supplemental pension benefits payable hereunder shall be calculated as of such November
1st using the then current assumptions adopted by the Company for purposes of calculating the actuarial present value of the Company's pension obligations, provided that the discount rate used for purposes of such calculation shall be one half percent less than the rate used in such assumptions. Shares of the Company's common stock equal to the number (rounded to the nearest integer) derived by dividing the average closing price of the Company's common stock on the New York Stock Exchange Composite Tape for the immediately preceding month of October into the difference between the aforesaid present value and the amount of the present value calculated for the immediately preceding year pursuant to the terms of this Supplemental Plan (if no previous calculation has been made, a zero value shall be used for the previous calculation) shall be registered by the Company in the name of the Trustee and delivered to the Rabbi Trust (if adequate shares or other consideration have not theretofore been delivered by the Company to the Rabbi
Trust) for allocation to such Participant's account, provided, however, that the total number of shares that may be delivered by the Company to the Rabbi Trust for the accounts of all Eligible Stock Participants during any fiscal year shall not exceed one percent of the total number of shares outstanding at the beginning of such fiscal year adjusted for any stock split, stock dividend, combination of shares or similar change in Stock, provided further that if there are not sufficient available shares during any fiscal year to fully fund the accounts of the Eligible Stock Participants, all available shares for that fiscal year shall be allocated to Eligible Stock
Participant accounts on a pro rata basis and the balance of each Participant's account shall be paid to the Participant in cash. The stock allocated to an Eligible Stock
Participant's account pursuant hereto may at the Company's option be acquired through open market purchases or may be either treasury shares or newly issued shares provided that any treasury or newly issued shares are duly registered pursuant to applicable federal and state securities laws and stock exchange regulations. Although the Company intends to exert its best efforts so that the shares allocated or distributed to Participants hereunder will be registered under, or exempt from the registration requirements of, the Securities Act and any applicable state securities laws, if the allocation or distribution would otherwise result in the violation by the Company of any provision of the Securities Act or of any state securities law, the Company may require that such allocation or distribution be deferred until the Company has taken appropriate action to avoid any such violation.

  3.4  Non-Electing Eligible Stock Participants.  If any
Eligible Stock Participant shall elect not to have his supplemental benefits earned prior to October 1, 1990 converted into the Company's common stock as provided in
Section 3.2, such supplemental benefits shall be calculated and paid as if this Supplemental Plan had terminated on October 1, 1990. Any supplemental pension benefits accruing to such Participant after October 1, 1990 shall be converted into shares of the Company's common stock pursuant to the provisions of Section 3.3 and shall be calculated as if such Participant first became an employee of the Company on October 1, 1990.

  3.5 Participants' Accounts. An account shall be maintained in the name of each Eligible Stock Participant which will reflect the shares of the Company's common stock into which his benefits have been converted. Each Eligible
Stock Participant's account shall be credited to reflect all dividends, stock splits and other distributions with respect to such shares, and all non-stock distributions with respect to Company shares shall be invested by the Trustee in shares of the Company's common stock through open market or other appropriate purchases as soon as practicable after receipt of same or, if the Rabbi Trust has unallocated shares, using such shares valued at the last closing price for the Company's common stock on the New York Stock Exchange Composite Tape immediately preceding such allocation. Each such stock account shall be charged with any distribution made to a Participant when made. In addition, appropriate plan records shall be maintained to reflect a Participant's benefits under
Section 2 which have not been converted into the Company's common stock, including benefits accrued up to date of termination.

  3.6  Payment of Benefits.

       3.6.1 Stock Benefits. As used in this section, the term "Stock Benefits" shall mean all shares of the Company's common stock, all distributions thereon not used by the Trustee to purchase additional shares of the Company's common stock, any other amounts allocable to an Eligible Stock Participant's account as of the date of such determination, and the amount of any benefits accrued hereunder that have not been converted into shares of the Company's common stock.

       3.6.2 Payments. Benefits forming a portion of the Stock Benefits that have not been funded at the distribution date shall be paid directly by the Company.

            3.6.2.1   If an Eligible Stock Participant
voluntarily terminates his employment with the Company prior to attaining age 55 or is terminated with "Cause" (as hereinafter defined) at any age, all Stock Benefits shall be forfeited to the Company and such Participant shall receive benefits under Section 2 to the same extent as if none of his benefits had ever been funded with Company stock under Section 3 of this Supplemental Plan (subject to any prior payments made pursuant to the provisions of
Section 3.4).

            3.6.2.2  Subject the Committee's sole
discretion to waive the provisions of this Section, if an Eligible Stock Participant's employment is voluntarily terminated after the attainment of age 55 and prior to attainment of age 62, his Stock Benefits shall be reduced in accordance with the early retirement reduction factors under the Retirement Plan based upon his attained age at his termination of employment and paid to him in a lump sum; that portion of his Stock Benefits not paid to him due to such reduction shall be forfeited to the Company.

            3.6.2.3  If an Eligible Stock Participant's
employment is (a) voluntarily terminated following attainment of age 62 (55 in the event the Committee elects to waive the provisions of Section 3.6.2.2 hereof) or (b) is involuntarily terminated at any age without Cause, including termination due to death or disability, all of his Stock Benefits shall be distributed to him (or to his beneficiary in the event of his death) promptly (but not sooner than sixty (60) days) following his termination of employment with the Company or its subsidiaries; provided, however, that a Participant may upon written notice to the Committee given at least one year (ninety (90) days for any such notice given prior to January 1, 1995) prior to his termination, elect an annual distribution of such Stock over a period of time of up to ten (10) years (e.g. if a ten year election, one tenth of the balance at the time of the first distribution, one ninth of the balance at the time of the second distribution, etc.) and provided further that a Participant may upon written notice to the Committee given at least one year (ninety (90) days for any such notice given prior to January 1, 1995) prior to his termination of employment elect to delay until the next calendar year following his termination of employment either the distribution of or, if the Participant has elected annual distributions over a period of time, the initial distribution from his account. During the first fifty (50) days following a Participant's termination of employment, the Participant (or the Participant's beneficiary in the event of the Participant's death) shall have the right to elect to have the Participant's account distributed in cash, stock or a combination of cash and stock. Upon receipt of a written request that a part or all of the distribution be made in cash, the Company shall direct the Trustee to credit such Participant's account with an amount (the "Cash Portion") equal to the product of the number of shares of Stock then credited to Participant's account necessary to comply with the request
(the "Diversified Shares") and the closing price of the Stock on the New York Stock Exchange Composite Tape as of the date the request is received by the Company.
Thereafter, the Trustee shall keep such Participant's account as if the Cash Portion were invested in cash, cash equivalents, mutual funds or marketable securities as directed by the Commitee from time to time and as if the Diversified Shares had been sold.

            3.6.2.4  Notwithstanding any other provision
herein, upon any distribution to a Participant pursuant to
Section 3.6.1 which occurs within six months after an allocation pursuant to Section 3.3 or 3.5, the Participant agrees, as a condition to participation, to refrain from disposing of any such distributed stock until six months have elapsed from the Section 3.3 or 3.5 allocation.

       3.6.3  Change In Control.  Notwithstanding the
foregoing, in the event of a "Change in Control" of the Company (as defined in the Rabbi Trust), the Company shall purchase for cash all shares of Company common stock then forming a portion of the Stock Benefits which have been held in such accounts for at least six months at a per-share price equal to the the Change in Control Price, and the Trustee shall be directed to sell such shares upon such terms. Thereafter, with regard to any shares which have not been held in such accounts for at least six months, the Company shall purchase such shares for cash as soon as they have been held in such accounts for at least six months.
Immediately after the Company purchases any shares pursuant to this Section 3.6.3, the Committee shall cause the Trustee to effect a distribution of all Stock Benefits, including such cash proceeds, to the Eligible Stock
Participants. As used herein, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control and (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination (as defined in the Rabbi Trust), the highest price per share of Stock paid in such tender or exchange offer or Business
Combination. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined by the Incumbent Board (as defined in the Rabbi Trust).

       3.6.4  Cause.  For purposes of this Supplemental
Plan, "Cause" shall mean termination upon (a) Participant's willful and continued failure to perform substantially the reasonably assigned duties with the Company consistent with those duties specified pursuant to his contract of employment prior to a Change in Control of the Company
(other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Participant by the Chairman of the Board or Chief Executive Officer of the Company which specifically identifies the manner in which such person believes that Participant has not substantially performed such assigned duties, or (b) Participant's willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this Section, no act, or failure to act on Participant's part shall be considered "willful" unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Participant and an opportunity for Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Participant was guilty of the conduct set forth above in (a) or (b) of this Section and specifying the particulars thereof in detail.

  3.7  Diversification.  After an Eligible Stock
Participant reaches age 55, he shall have the right, subject to the provisions of this Section 3.7, to elect to have up to 50% of the value of his Stock Benefits determined as if such portion were thereafter invested in such investments, and in such manner, as the Company's
Pension and Investment Committee shall from time to time authorize. A diversification may only take place pursuant to an irrevocable election made by the Participant during a window period (as defined below) provided that such election is made at least six months after any previous diversification under this Section 3.7. A window period shall be the period beginning on the third business day following the date of release for publication of an annual or quarterly summary statement of the sales and earnings of the Company and its consolidated subsidiaries and ending on the twelfth business day following such date.

SECTION 4:       General Provisions

  4.1 Committee. This Supplemental Plan shall be administered by a committee of two or more directors, each of whom has not, during the one year prior to or during service as an administrator of the Supplemental Plan been granted or awarded equity securities of the Company pursuant to the Supplemental Plan or any other plan of the Company other than a plan meeting the requirements of paragraphs (c)(2)(i)(A)-(D) of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934 (the
"Committee"), disregarding any changes in the members of the Committee following a Change in Control of the Company.
The Company shall pay the cost of administration of the Supplemental Plan. The Committee shall have the power, right and duty to interpret the provisions of the Supplemental Plan and may from time to time adopt rules with respect to the administration of the Supplemental Plan and the determination and distribution of benefits under the Supplemental Plan, and may amend any and all rules previously established. Any decision made by the Committee in good faith in connection with its administration of or responsibilities under the Supplemental Plan, including the interpretation of any provision of the Supplemental Plan, the application of any rule established under the Supplemental Plan, any determination as to the officers eligible to participate in the Supplemental Plan, the amount allocated to each and the manner, conditions and terms of payment of such amount, shall be conclusive on all persons.

  4.2 Beneficiary. A Participant's "beneficiary" under this Supplemental Plan means any person who becomes entitled to benefits under the Retirement Plan because of the Participant's death; provided that, if a Participant dies while his benefits under this Supplemental Plan are payable to him in installments, his beneficiary under this Supplemental Plan shall be either (i) the person or persons designated by him by signing and filing with the Committee a form furnished by the Committee, or (ii) if the Participant failed to designate a beneficiary in (i) above, or if the beneficiary designated in (i) above dies before the date of the Participant's death, the Participant's estate.

  4.3 Discretion. Notwithstanding any provisions in this Supplemental Plan to the contrary, the Committee shall have the discretion to allow any benefits to be paid that would otherwise be forfeited.

  4.4  Employment Rights.  Establishment of the
Supplemental Plan shall not be construed to give any Participant the right to be retained in the Company's service or to any benefits not specifically provided by the Supplemental Plan.

  4.5 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state, the interests of the Participants and their beneficiaries under the Supplemental Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No Participant shall have any right to any benefit payments hereunder prior to his termination of employment with the Company other than pursuant to Section
3.6.3.

  4.6 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the Supplemental Plan is under a legal disability or in the Committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the payment of all or a portion of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person in any manner which the Committee may elect that is consistent with the Supplemental Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

  4.7 Limitation of Liability. To the extent permitted by law, no person (including the Company, its Board of Directors, the Committee, any present or former member of the Company's Board of Directors or the Committee, and any present or former officer of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Supplemental Plan.

  4.8 Controlling Law. The laws of Wisconsin shall be controlling in all matters relating to the Supplemental
Plan.

  4.9 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

  4.10 Successor to the Company. The term "Company" as used in the Supplemental Plan shall include any successor to the Company by reason of merger, consolidation, the purchase of all or substantially all of the Company's assets or otherwise.

  4.11 Withholding for Taxes. Notwithstanding any other provision of this Supplemental Plan, the Committee may on behalf of the Participant withhold or direct the Trustee to withhold from any payment to be made under this Supplemental Plan, whether in the form of cash or shares of stock, such amount or amounts as may be required for purposes of complying with appropriate federal, state or foreign tax withholding provisions, provided, however, that any decision by the Committee to withhold stock and any withholding of stock by the Trustee from the account of a Participant shall only be made during a window period and provided further that no stock that has been held in the account of a Participant for less than six months shall be withheld under the provisions of this Section 4.11.
Subject to the discretion of the Committee, no distribution will be made to the Participant until all tax withholding obligations have been satisfied and, if stock is withheld pursuant to this Section 4.11, until the window period during which the stock is withheld.

SECTION 5:       Amendment and Termination

  5.1 Amendment and Termination. The Board of Directors of the Company reserves the right to amend the Supplemental
Plan from time to time or to terminate the Supplemental
Plan at any time, provided that (i) no amendment of the Supplemental Plan nor the termination of the Supplemental
Plan may cause the reduction, forfeiture or cessation of any benefits that were accrued as of the date of such amendment or termination and which would otherwise be payable under this Supplemental Plan, but for such amendment or termination and (ii) the provisions dealing with the reinvestment of cash distributions may not be changed more than once every six months other than to conform with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules promulgated thereunder.

-----------------------------------------------
                 Exhibit 10(i)


            KEY EXECUTIVE
        EMPLOYMENT AND SEVERANCE
            AGREEMENT


     This Agreement is made and entered into and effective as of October 8, 1995 between Jeffery
T. Grade ( Executive ) and Harnischfeger
Industries, Inc., a Delaware corporation
("Company").

W I T N E S S  E T H :


     WHEREAS, the Company has determined it is in the best interests of the Company and its stockholders to assure that Executive is in a position to objectively evaluate all proposals for acquisition of the Company (recognizing that no such proposal is pending) and has determined this Agreement, including the severance provisions, will assure such independent evaluation;

     WHEREAS, the Company recognizes the need to provide a level of compensation and relative security that is competitive with that of other publicly held companies and which provides the necessary economic and performance incentives that will be of benefit to Company stockholders in the long term;

     WHEREAS, in the event that Executive's
position is eliminated or his employment is terminated as a result of an acquisition of the Company it would be difficult to calculate the losses and detriment which would be incurred by Executive in such circumstances; and

     WHEREAS, in view of Executive's intimate knowledge of the business and affairs of Company and his experience and demonstrated skill and ability in performing services for Company and his unique qualifications which are needed by the Company, and to assure that Executive shall continue to serve the Company;

     WHEREAS, the Company requested an
independent review by its attorneys of the terms of this Key Executive Employment And Severance
Agreement ( Agreement ) and following such review its attorneys have recommended certain amendments to this Agreement; and

     WHEREAS, the Company s Human Resources
Committee has reviewed such proposed amendments with such attorneys and has determined such amendments to be necessary and appropriate.


     In consideration of each of the specific premises set forth above and in further consideration of the mutual agreements set forth herein, the parties agree as follows:

  1.   Employment by the Company of  Executive
and Acceptance by Executive. The Company hereby employs Executive during the term of this Agreement in such capacities and upon such conditions concerning rates of compensation, benefits and other matters as are hereinafter stated. Executive hereby accepts such employment and agrees faithfully, diligently and to the best of his ability to discharge the responsibilities of the offices which he shall, as provided herein, occupy.

  2.   Capacity.  Executive shall be employed
during the term of this Agreement as President and Chief Executive Officer of the Company and Chairman of the Board of Directors of the Company with such duties, functions, responsibilities and authority which are commensurate with and appropriate for such positions and as are from time-to-time set forth in the Bylaws of the Company and otherwise delegated to Executive by the Board of Directors of the Company; provided that such duties, functions and responsibilities shall not be materially changed, without Executive's consent, from such duties, functions and responsibilities as are currently performed and enjoyed by Executive. Executive shall be a full-time employee of the Company and shall devote his best efforts to the performance and fulfillment of such duties, functions and responsibilities; provided that Executive shall be permitted such vacations and other time off as are consistent with his position and period of service and the general rules and practices of the Company in that regard, it being understood for this purpose that such rules and practices shall not be materially less favorable to Executive than those presently in effect.

  3. Place of Employment; Moving. While it is recognized that the performance of Executive's duties hereunder will occasionally require
Executive to travel on behalf of the Company, the principal office of Executive and the principal place for performance by him of his services hereunder shall be in the Milwaukee, Wisconsin metropolitan area, and Executive shall not, without his consent, be required to perform the principal portion of his services hereunder outside of such area. However, the Company may require from time-to-time that Executive perform such services outside the Milwaukee, Wisconsin metropolitan area as are required for the proper performance by him of his duties during any reasonable period or periods, but, unless the consent of Executive is obtained, such periods shall not exceed in the aggregate two months during any twelve-month period. If Executive shall consent to carry out his duties hereunder at some place other than the Milwaukee, Wisconsin metropolitan area, and, as a result thereof, it shall be or become necessary for Executive to move his place of residence, the Company shall reimburse Executive under the terms of the Company's employee relocation assistance plan in effect as of the date of this Agreement or, if more favorable to Executive, under the terms of any such practice adopted by the Company in the future.

  4. Term. Subject to the other provisions of this Agreement, the term of this Agreement and Executive's employment hereunder shall be deemed to have commenced on the date of this Agreement and shall continue for a period of three years thereafter or, if earlier, until Executive reaches age 65 or until his death or Disability
(as hereafter defined), whichever occurs first.
Subject to the other provisions of this
Agreement, commencing on the first
anniversary of this Agreement and on each anniversary thereafter, the term of this Agreement and Executive's employment hereunder shall, unless Executive has reached age 62 or died or become "Disabled" (as hereinafter defined) before such date, be automatically extended for a period of one additional year unless at least thirty days prior to such date
Executive shall notify the Company in writing that Executive does not extend the term of this Agreement or the Company notifies Executive that, for Cause (as hereafter defined), the Company does not extend the term of this Agreement, which notice shall be in writing and set forth the grounds for Cause. Notwithstanding the foregoing but subject to Executive's right to terminate his employment for Good Reason (as hereafter defined), in the event of a Potential Change in Control (as hereafter defined) or a Change in Control (as hereafter defined) Executive will not terminate employment with the Company until the earliest of (i) a date which is twelve months from the occurrence of such Potential Change in Control, (ii) the termination of Executive's employment due to Disability or retirement at age
65 or (iii) a date which is twelve months from the occurrence of such Change in Control. In the event of a Change In Control, the term of this Agreement shall be extended for three years from the date of such Change In Control and there shall be no further extension of the term. The provisions of this Agreement, if extended, shall be identical to those of this Agreement as in effect immediately prior to such extension except that the annual base salary provided for herein shall be equal to the annual rate of base salary currently being paid to Executive immediately preceding the date on which such extension becomes effective.

  5.   Change in Control.  For the purposes of
this Agreement, a  Change in Control  shall mean:
       (a)  The acquisition by any individual,
entity or group (within the meaning of Section l3
(d) (3) or l4 (d) (2) of the Securities Exchange
Act of l934, as amended (the  Exchange Act )) (a
 Person ) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock ) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting
Securities ); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection c; or

       (b)  Individuals who, as of the date
hereof, constitute the Board (the  Incumbent
Board ) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent
Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an 4 actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (c)  Consummation of a reorganization,
merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (a Business Combination ) in each case, unless, following such Business
Combination, (i) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination
(including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding
Company Common Stock and Outstanding Company
Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (d)  Approval by the shareholders of the
Company of a complete liquidation or dissolution
of the Company.
 .

  6. Potential Change in Control. One or more of the following shall constitute and be defined as a Potential Change in Control :

          (a)     the Company enters into an
agreement, the consummation of which would result in the occurrence of a Change in Control; or

          (b)    any Person (other than a trustee
or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the Beneficial
Owner, directly or indirectly, of 9.5% or more of the Outstanding Company Common Stock or
Outstanding Company Voting Securities,
increases his beneficial ownership of such stock or securities by 5% or more over the percentage so owned by such Person; or

          (c)     the Board of Directors adopts a
resolution to the effect that, for purposes of this Agreement, a Potential Change In Control has occurred.

     For all purposes of this Agreement, if the facts giving rise to a Potential Change in Control cease to exist without any Change in Control having occurred, the provisions of this Agreement which are triggered by such Potential
Change in Control shall no longer be effective unless another Potential Change in Control or any Change in Control occurs.
  7.   Salary Compensation.  As salary
compensation to Executive for his performance of the services to be rendered hereunder and for his acceptance of the responsibilities described herein and for his performance of all the usual obligations of employment, the Company agrees to pay to Executive, and Executive agrees to accept, during the term of this Agreement an annual base salary of not less than $600,000 per year or such greater amount as the Board of Directors may from time-to-time determine, payable in equal semi-monthly installments. At least annually the Board of Directors of the Company, or the Human
Resources Committee or such other committee to which the Board may have delegated such authority, shall review such base salary to determine whether it should be increased on the basis of Executive's performance, that of the Company, or other circumstances then prevailing.
The results of each review shall be communicated to and discussed with Executive by the Board of Directors or such Committee.

  8.   Bonus and Incentive Compensation.  In
addition to the salary compensation payable to Executive as provided in Paragraph 7 hereof, Executive shall be entitled during the term of this Agreement to receive such bonus and incentive compensation each year as may be awarded by the Human Resources Committee (or other appropriate committee) of the Board of Directors of the Company pursuant to the Company's bonus, incentive compensation and similar plans as are presently in effect or as may hereafter be adopted or amended.


  8A.  Salary, Bonus and Other Compensation
Following a Change in Control. Upon the occurrence of a Change in Control, Executive shall be entitled, at a minimum, to the following in each year that Executive remains employed by the Company: (a) an annual base salary of no less than that paid immediately prior to such Change in Control plus a minimum annual salary increase, on each anniversary of this Agreement, equal to the cumulative change in the Consumer Price
Index; (b) bonus and incentive compensation
(including both cash and stock components) each year of no less than the greater of (i) the amount of bonus and incentive compensation received in the year immediately prior to such Change in Control or (ii) in the event Executive was promised or led to expect bonus and/or incentive compensation under any plans based upon the achievement of financial, operating or personal targets or goals, the amount that would have been payable to Executive as if such targets or goals were met for the year in question ( Par Bonus ); (c) pension benefits, supplemental retirement benefits, deferred compensation and salaried continuation plans, incentive stock awards, stock option plans, medical, health, life, accident and disability insurance plans and programs, auto and business expense reimbursements, vacations and other benefits of not less than the type and amount paid or granted to Executive immediately prior to such Change in Control; (d) office space and secretarial services equivalent to those existing immediately prior to such Change in Control.

  9.    Further Benefits.  In addition to the
compensation provided in Paragraph 7 and Paragraph 8 hereof, Executive shall, during the term of this Agreement (and thereafter to the extent provided herein or in such plans), be covered by all applicable Company pension and retirement plans, insurance and death benefits in effect for all salaried employees, together with any future improvements in such plans and benefits. In addition, Executive shall be entitled during the term of this Agreement (and thereafter to the extent provided for herein or in any such plan) to receive such other and further benefits, including, without limitation, benefits under stock option plans, supplemental retirement plans, performance unit plans, deferred compensation and salary continuation plans, medical, health, life, accident and disability insurance programs, pension benefits, vacations, expense reimbursements and any and all other benefits as shall be generally made applicable to key executive employees of the Company, and such additional benefits, as may be granted to him from time-to-time by the Board of Directors of the Company or the appropriate committee thereof.

  10. Covenant Against Competition. Except as hereafter provided, executive agrees that at all times during the term of this Agreement and for a period of one year following the date on which Executive's employment is terminated, Executive will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries, or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries, provided, however, that ownership by Executive of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant. In the event of the occurrence of a Change in Control the foregoing sentence shall be void and not applicable.

  11.  Confidentiality and Proprietary
Information. Executive agrees to be bound by the provisions of the Employee Proprietary Rights and Confidentiality Agreement attached hereto as
Exhibit "A and incorporated herein. The provisions of such agreement supplement and are in addition to Executive's obligations under this Agreement.

  12. Certain Remedies. If Executive commits a breach or threatens to commit a breach of any of the provisions of Paragraph 10 hereof or the agreement described in Paragraph
11, the Company shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have the provisions of Paragraph 10 and the agreement described in Paragraph ll specifically enforced by any court having equity jurisdiction together with an accounting for any damages sustained, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such an injunction shall be available without the posting of any bond or other security, and Executive hereby consents to the issuance of such injunction.

     If any covenant contained in Paragraph 10 or the agreement described in Paragraph 11, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

  13. Disability. Employee shall be considered disabled (or a Disability shall have occurred) in the event Executive is unable to perform his services under this Agreement for a continuous period of six months by reason of his physical or mental illness or incapacity. If there is any dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such question shall be submitted to a licensed physician agreed to by Executive (or any legal guardian lawfully appointed) and the Company, or, if they are unable to so agree, appointed by the President of the Medical Society of Milwaukee County,
Wisconsin at the request of either Executive (or such guardian) or the Company. Executive shall submit to such examinations and provide such information as such physician may reasonably request and the determination of such physician as to Executive's physical or mental condition shall be binding and conclusive upon Executive and the Company. If Executive shall become
Disabled, in lieu of any further salary or other compensation provided for in Paragraph 7 and Paragraph 8 hereof (except to the extent that such salary or other compensation was earned but not paid prior to Disability), the Company shall thereafter pay to Executive the benefits under the Company's short-term disability plan as long as applicable and then the Company's long-term disability plan in effect at the date of this Agreement, together with any improvements in said plans in the future which provide additional or more favorable benefits to Executive.

  14. Prior Service Credit. Executive is hereby granted credit, for purposes of the Company's pension plans, for the years of continuous employment with Executive's immediate prior employer, IC Industries, Inc. However, any payments under the Company's pension plans to Executive shall be reduced by any pension or similar benefits payable to Executive by such prior employer.

  15.   Termination by Company.

          (a)    The Company shall have the right
to terminate this Agreement (and Executive's employment) only upon the death or Disability of Executive or for Cause. For purpose of this Agreement, Cause shall mean (i) Executive's willful and continued failure to substantially perform the reasonably assigned duties with the Company which are consistent with Executive s position and job description referred to in this Agreement and, in the event of a Change in Control, those duties assigned prior to the Change in Control, other than any such failure resulting from incapacity due to physical or mental illness, after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which Executive has not substantially performed the assigned duties, or (ii) Executive's willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered willful unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company.
Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advise of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board of Directors Executive was guilty of the conduct set forth above in (i) or (ii) of this paragraph and specifying the particulars thereof in detail.

          (b)    Forfeiture.  If Executive is
terminated for Cause pursuant to Paragraph 15, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

     16.    Termination of this Agreement by
Executive in Certain Circumstances.

          (a)     Voluntary Termination.  Subject
to the restrictions in Paragraph 4, Executive may terminate this Agreement other than for Good
Reason (as hereinafter defined) upon 30 days prior written notice to the Company. Upon such termination, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

          (b)     Termination by Executive for
Good Reason. Executive may terminate his employment under this Agreement for Good Reason at any time during the term hereof unless this Agreement has previously expired or been terminated by reason of (i) the death or Disability of Executive, (ii) attainment by Executive of age 65, (iii) termination of this Agreement by the Company for Cause, or (iv) voluntary termination of this Agreement by Executive other than for Good Reason.
Termination by Executive for Good Reason shall mean termination by Executive of his employment hereunder (1) for any reason within the twelve
(12) months following the expiration of the committed employment period specified in
Paragraph 4(i), (ii) or (iii) hereof (provided a
Change in Control has occurred), or (2) because of:

       (a)  the assignment to Executive without
       his express written consent of any duties or functions inconsistent with his present positions, duties, responsibilities, authority and status with the Company, or a change in his present reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions; or

       (b)  failure to provide Executive with the
       bonus and incentive compensation  required
       by Paragraph 8A(b) of this Agreement or
       the exclusion of Executive from any
       management, incentive compensation or
       bonus programs maintained by the   Company
       from time-to-time in its discretion and of
       a type in which Executive participated at
       the inception of this Agreement or in
       which key executives in       general
       participate; or
       (c)  the failure by the Company to provide
       or maintain the benefits described in
       Paragraph 8A(c) and (d) of this Agreement or the failure by the Company to maintain the deferred compensation plans, pension and retirement plans (including supplemental retirement plans), life insurance and other fringe benefit plans maintained by the Company at the inception of this Agreement; or

       (d)  the failure by the Company to obtain
       the assumption of this Agreement by any
       successor or assign of the Company; or

       (e)  the failure by the Company to pay the
       annual base salary and annual increases
       required by Paragraph 8A(a) of this
       Agreement or any reduction in the base
       salary currently being paid to Executive;
       or

       (f)  any other material breach by the
       Company of any of the terms of this
       Agreement; or

       (g)  any purported termination by the
       Company of this Agreement or Executive's employment hereunder which is not effected pursuant to a Notice of Termination (as hereinafter defined) and which does not satisfy the requirements of Paragraph 15 hereof.

          (c)    Termination Payments.  Upon any
termination by Executive of his employment under this Agreement pursuant to Paragraph 16(b), or upon any termination of Executive's employment by the Company during the term hereof other than for Cause, Disability or death, the Company shall forthwith:

       (i)  pay to Executive in cash the
       following accrued benefits ( Accrued
       Benefits )  (a) all salary earned or
       accrued through the termination date; (b) reimburse Executive for any and all monies advanced in connection with

       Executive's employment for reasonable and necessary expenses incurred by Executive through the termination date; (c) pay any and all bonus, cash and other benefits previously earned through the termination date and deferred at the election of Executive or pursuant to any deferred compensation plans then in effect; (d) make a pro rata (based upon the portion of such fiscal year that Executive was an employee of the Company) lump sum payment of any bonus and incentive compensation
       (including both cash and stock components) otherwise payable to Executive with respect to the year in which termination occurs under any bonus and incentive plan(s) in which Executive is a participant; and (e) pay all other amounts and benefits to which Executive may be entitled under the terms of any benefit plan of the Company. Payment of amounts other than those described in subsections
       (d) and (e) hereof shall be made within 10 days after the termination date. Payment of amounts under subsections (d) and (e) hereof shall be made pursuant to the terms of any such plans either by the Company or a trust implementing such plan; plus

       (ii) pay to Executive in cash in a lump
       sum an amount equal to the product of
       three (3) (or, if less, the whole number of years (rounded upward) remaining, at the time of such termination, until Executive would attain age 65) times the sum of (1) the annual base salary payable to Executive hereunder immediately prior to such termination plus (2) the greater of the average annual amount to which Executive became entitled (whether paid, payable or deferred) under all bonus, incentive compensation and other plan(s) of the Company during the three years (or number of years that Executive participated therein, if less) preceding such termination or the Par Bonus; and

       (iii)     to the extent permissible under
       the applicable plans, take all actions
       necessary to cause all restricted stock, stock options and any accompanying stock appreciation rights to become automatically vested and exercisable upon such termination; plus

       (iv) in addition to the retirement
       benefits to which Executive is entitled
       under the Company's retirement plan(s) or any successor plans thereto, the Company shall pay to Executive not later than the tenth day following the termination date, a lump sum, in cash, equal to the actuarial equivalent of the excess of (a) the retirement pension (determined as a straight life annuity commencing at age
       65) which Executive would have accrued
       under the terms of the Company's
       retirement plan (without regard to the
       limitations imposed by section 415 of the Internal Revenue Code of 1954, as amended
       (the  Code ), or any amendment to the
       retirement plan made subsequent to a
       Change in Control of the Company and on or prior to the termination date, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if Executive had rendered (after the termination date) three additional years of credited service thereunder, and as if Executive had accumulated three additional calendar years of compensation (for purposes of determining Monthly Compensation as defined in the Company's retirement plan), each in an amount equal to the amount for the highest calendar year out of the final ten calendar years preceding the termination date, but in no event shall Executive be deemed to have accumulated additional credited service after
       Executive's 65th birthday, over (b) the
       retirement pension (determined as a
       straight life annuity commencing at age
       65), which Executive had then accrued
       pursuant to the provisions of the
       Company's retirement plan(s).  For
       purposes of this Subsection,  actuarial
       equivalent shall be determined using the same methods and assumptions utilized under the Company's retirement plan(s) immediately prior to the Change in Control of the Company. Provided, however, that to the extent that all or a portion of such amount is payable pursuant to any other arrangement established by the
       Company, the amount to which Executive
       shall be entitled pursuant to this
       Subsection shall be reduced by such
       amount; and

       (v)  pay Executive in cash for any
       vacation time earned but not taken at the termination date, at an hourly rate equal to the annual base salary as in effect immediately prior to the termination date divided by 2080.

       Notwithstanding any other provisions of
       this Agreement, for purposes of the
       Company's salaried pension plan and its
       medical, health, life, accident and
       disability insurance programs, Executive shall, in the event of any termination which entitles Executive to the payments described in Paragraph 16(c) hereof, be considered and deemed, for a period of 3 years following such termination or until Executive attains the age of 65 or until reasonably equivalent benefits are paid or extended by a new employer, whichever first occurs, to be a full-time employee of the Company and be entitled to all benefits, rights and privileges thereunder. If at the end of three years
       Executive has not attained the age of 65 or has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange, at its sole cost and expense, to enable
       Executive to convert the coverage under
       such policies to equivalent individual
       policies.  To the extent necessary for
       application of this paragraph, Executive's annual compensation during the aforesaid period shall be deemed to be equal to the amount described in Paragraph 16(c)(ii)(1) plus the amount described in Paragraph
       16(c)(ii)(2).

     17.    Tax Protection.  (a)   Anything in
this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section l7) (a
 Payment ) would be subject to the excise tax imposed by Section 4999 of the Code (or any amendments thereof or any similar tax that may be imposed, and regulations thereunder) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the Excise Tax ), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes
(including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
Notwithstanding the foregoing provisions of this Section l7 (a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least
$l0,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount ( the Reduced Amount ) such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced
Amount.

       (b)  Subject to the provisions of Section
l7(c), all determinations required to be made under this Section l7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse or such other nationally recognized certified public accounting firm as may be designated by the Executive (the
 Accounting Firm ) which shall provide detailed supporting calculations both to the Company and the Executive within l5 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section l7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm s determination.
Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ( Underpayment ), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section l7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

       (c)  The Executive shall notify the
Company in writing of any claim by the Internal
Revenue Service that, if successful, would require the payment by the Company of the Gross-
Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The
Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the

Executive shall:

                      (i) give the Company any
       information reasonably requested by the
       Company relating to such claim,

            (ii) take such action in connection
       with contesting such claim as the Company shall reasonably request in writing from time-to-time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in
       good faith in order effectively to contest such claim, and

            (iv) permit the Company to
       participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses
(including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.
Without limitation on the foregoing provisions of this Section l7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax
(including interest or penalties with respect thereto) imposed with respect to such advance; or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal
Revenue Service or any other taxing authority.

       (d)  If, after the receipt by the
Executive of an amount advanced by the Company
pursuant to Section l7(c), the Executive becomes
entitled to receive any refund with respect to
such claim, the Executive shall (subject to the
Company s complying with the requirements of
Section l7(c)) promptly pay to the Company the
amount of such refund (together with any interest
paid
or credited thereon after taxes applicable
thereto).   If, after the receipt by the
Executive of an amount advanced by the Company pursuant to Section l7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up
Payment required to be paid.

       (e)  It is the intent of this provision to
avoid any diminution in payments to which Executive is entitled under this Agreement by virtue of the imposition of any excise or similar taxes (excluding income taxes) and to make Executive whole should any such taxes be imposed.






18.     No Diminution of Payments.  Executive
shall not be required to mitigate the amount of any payment provided for in Paragraph 16, Paragraph 17 or any other provision of this Agreement, and no such payment shall be reduced by any present value factor or any other compensation or amount payable to Executive by the Company or any other employer or source, or for any other reason. The payments provided by Paragraph 16 and Paragraph
17 are in addition to, and not in lieu of, any other rights, benefits or entitlements Executive may have under the provisions of any other plan.
It is the expectation and agreement of the parties, in consideration of the mutual promises herein, that no amount payable hereunder shall be reduced by any court or arbitrator, regardless of the legal theory advanced.

       19.   Notice of Termination; Effect.

          (a)     Notice. Any purported
termination of this Agreement by the Company for Cause or Disability or by Executive pursuant to Paragraph 16(b) hereof shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a
 Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. No such purported termination shall be effective if not effected pursuant to a Notice of Termination satisfying the requirements of this Paragraph 19.

          (b)    Effect.  No termination of this
Agreement shall affect any right or obligation of any party accrued prior thereto and no such termination shall affect the provisions of Paragraph 10, 11, 12, 16, 17, 18, 19, 20, 21, 22
and 23 hereof, all of which shall remain in effect notwithstanding any such termination.

     20.    Payment Obligations Absolute.  The
Company's obligation during and after the term hereof to pay or cause to be paid to Executive the compensation and payments provided for in this Agreement and to make the arrangements provided herein shall be absolute and unconditional and shall not be diminished, reduced or affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand.
Each and every payment made hereunder by the Company shall be final.

     21.    Superseding Effect - Entire
Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto.
No provision of this Agreement (including this Paragraph 21) may be waived, amended, or otherwise modified except by a subsequent written agreement executed by the parties hereto.

     22.    Venue; Expenses.  Any action
concerning this Agreement may be brought in the federal or state courts located in the County of Milwaukee, Wisconsin, and each party consents to the venue and jurisdiction of such courts. The
Company shall pay all legal fees and expenses incurred by Executive in connection with or as a result of termination following a Change in Control (including any fees incurred in contesting or disputing any termination). In addition, if a dispute arises with respect to the Company's obligations or Executive's rights under this Agreement, or if any legal proceeding shall be brought to enforce or interpret any provision contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Executive shall recover from the Company all attorneys' fees and costs and disbursements incurred as a result of such dispute or legal proceeding, regardless of the outcome, plus prejudgment interest on any money judgement obtained by the Executive, calculated at the rate of interest announced by First Wisconsin National Bank of
Milwaukee from time-to-time as its prime rate, plus 2.0%, from the date that payments to Executive should have been made under this Agreement.

       23.   Assignment; Binding Effect.

          (a)    This Agreement shall be binding
upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, provided that
(i) this Agreement is a personal service agreement and no right hereunder may be assigned by Executive except as contemplated by Paragraph
23(c) hereof and (ii) unless the Company shall have complied with this Paragraph 23, no right hereunder may be assigned or transferred by the Company by operation of law or otherwise. Any purported assignment or transfer in violation of this Paragraph 23 shall be null and void.

          (b)     The Company will obtain from
any purchaser or other assignee or transferee of or successor to all or substantially all of the business or assets of the Company, (whether direct or indirect, by purchase, merger, consolidation or otherwise), an agreement in form and substance satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such purchase had taken place. As used in this Agreement, the term Company shall mean

Harnischfeger Industries, Inc., as hereinbefore defined and any successor to or purchaser, transferee or assignee of its business or assets.
The failure to obtain such an assumption within sixty days following the closing of any such purchase, assignment or transfer shall thereupon immediately entitle Executive to invoke all rights granted in Paragraph 16.

          (c)    This Agreement shall inure to
the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive.

     24.    Withholding.  The Company shall be
entitled to withhold from amounts to be paid to Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time-to-time required to withhold. The
Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

     25.    Invalidity.  If a court shall
determine that any provision of this Agreement is invalid or unenforceable as written, it is the intention of the parties that such provision be interpreted or judicially modified so as to enable such provision to be enforced to the maximum extent permissible. Any invalid or unenforceable provision which cannot be so modified shall be severed from this Agreement and shall not affect the validity or enforceability of any other provisions of this Agreement.

     26.    Notice.  Notices given pursuant to
this Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Harnischfeger Industries, Inc.,
Attention: Secretary, 13400 Bishops Lane,
Brookfield, Wisconsin 53005, or if to Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given in writing to the other.

     27.     No Waiver.  No waiver by either
party at any time of any breach by the other party of, or compliance with, any condition or provisions of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     28.     Headings. The headings herein
contained are for reference only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     IN WITNESS WHEREOF, Executive has affixed his hand hereto, and pursuant to due authorization from its Board of Directors the Company has caused this instrument to be executed by a duly authorized officer thereof, as of the day and year first above written.

  /s/Jeffery T. Grade
   -------------------
  Jeffery T. Grade
  1925 Emerald Woods Lane
  Highland Park, IL 60035


        HARNISCHFEGER INDUSTRIES, INC.


  By /s/K. Thor Lundgren
     --------------------
    Executive Vice-President
    Law and Government Affairs
    Secretary and General Counsel




                Exhibit 10(j)

            KEY EXECUTIVE
       EMPLOYMENT AND SEVERANCE
             AGREEMENT



     This Agreement is made, entered into and effective as of October 8, 1995 between Francis
M. Corby, Jr. ( Executive ) and Harnischfeger
Industries, Inc., a Delaware corporation
("Company").

W I T N E S S  E T H :


     WHEREAS, the Company has determined it is in the best interests of the Company and its stockholders to assure that Executive is in a position to objectively evaluate all proposals for acquisition of the Company (recognizing that no such proposal is pending) and has determined this Agreement, including the severance provisions, will assure such independent evaluation;

     WHEREAS, the Company recognizes the need to provide a level of compensation and relative security that is competitive with that of other publicly held companies and which provides the necessary economic and performance incentives that will be of benefit to Company stockholders in the long term;

     WHEREAS, in the event that Executive's
position is eliminated or his employment is terminated as a result of an acquisition of the Company it would be difficult to calculate the losses and detriment which would be incurred by Executive in such circumstances; and

     WHEREAS, in view of Executive's intimate knowledge of the business and affairs of Company and his experience and demonstrated skill and ability in performing services for Company and his unique qualifications which are needed by the Company, and to assure that Executive shall continue to serve the Company;

     WHEREAS, the Company requested an independent review by its attorneys of the terms of this Key
Executive Employment And Severance Agreement
( Agreement ) and following such review its attorneys have recommended certain amendments to this Agreement; and

     WHEREAS, the Company s Human Resources
Committee has reviewed such proposed amendments with such attorneys and has determined such amendments to be necessary and appropriate and the Board of Directors of the Company ( Board ) has further approved such amendments;


     In consideration of each of the specific premises set forth above and in further consideration of the mutual agreements set forth herein, the parties agree as follows:

  1.   Employment by the Company of  Executive
and Acceptance by Executive. The Company hereby employs Executive during the term of this Agreement in such capacities and upon such conditions concerning rates of compensation, benefits and other matters as are hereinafter stated. Executive hereby accepts such employment and agrees faithfully, diligently and to the best of his ability to discharge the responsibilities of the offices which he shall, as provided herein, occupy.

  2.   Capacity.  Executive shall be employed
during the term of this Agreement as Executive
Vice President  Finance and Administration and
Chief Financial Officer of the Company with such duties, functions, responsibilities and authority which are commensurate with and appropriate for such positions and as are from time-to-time set forth in the Bylaws of the Company and otherwise delegated to Executive by the Chief Executive
Officer or the Board of Directors of the Company;
provided that such duties, functions and responsibilities shall not be materially changed, without Executive's consent, from such duties, functions and responsibilities as are currently performed and enjoyed by Executive. Executive shall be a full-time employee of the Company and shall devote his best efforts to the performance and fulfillment of such duties, functions and responsibilities; provided that Executive shall be permitted such vacations and other time off as are consistent with his position and period of service and the general rules and practices of the Company in that regard, it being understood for this purpose that such rules and practices shall not be materially less favorable to Executive than those presently in effect.

  3. Place of Employment; Moving. While it is recognized that the performance of Executive's duties hereunder will occasionally require
Executive to travel on behalf of the Company, the principal office of Executive and the principal place for performance by him of his services hereunder shall be in the Milwaukee, Wisconsin metropolitan area, and Executive shall not, without his consent, be required to perform the principal portion of his services hereunder outside of such area. However, the Company may require from time-to-time that Executive perform such services outside the Milwaukee, Wisconsin metropolitan area as are required for the proper performance by him of his duties during any reasonable period or periods, but, unless the consent of Executive is obtained, such periods shall not exceed in the aggregate two months during any twelve-month period. If Executive shall consent to carry out his duties hereunder at some place other than the Milwaukee, Wisconsin metropolitan area, and, as a result thereof, it shall be or become necessary for Executive to move his place of residence, the Company shall reimburse Executive under the terms of the Company's employee relocation assistance plan in effect as of the date of this Agreement or, if more favorable to Executive, under the terms of any such practice adopted by the Company in the future.

  4. Term. Subject to the other provisions of this Agreement, the term of this Agreement and Executive's employment hereunder shall be deemed to have commenced on the date of this Agreement and shall continue for a period of three years thereafter or, if earlier, until Executive reaches age 65 or until his death or Disability (as hereafter defined), whichever occurs first.
Subject to the other provisions of this Agreement, commencing on the first anniversary of this Agreement and on each anniversary thereafter, the term of this Agreement and Executive's employment hereunder shall, unless
Executive has reached age 62 or died or become
"Disabled" (as hereinafter defined) before such date, be automatically extended for a period of one additional year unless at least thirty days prior to such date Executive shall notify the Company in writing that Executive does not extend the term of this Agreement or the Company notifies
Executive that, for Cause (as hereafter defined), the Company does not extend the term of this Agreement, which notice shall be in writing and set forth the grounds for Cause. Notwithstanding the foregoing but subject to Executive's right to terminate his employment for Good Reason (as hereafter defined), in the event of a Potential
Change in Control (as hereafter defined) or a Change in Control (as hereafter defined) Executive will not terminate employment with the Company until the earliest of (i) a date which is twelve months from the occurrence of such Potential
Change in Control, (ii) the termination of Executive's employment due to Disability or retirement at age 65 or (iii) a date which is twelve months from the occurrence of such Change in Control. In the event of a Change In Control, the term of this Agreement shall be extended for three years from the date of such Change In
Control and there shall be no further extension of the term. The provisions of this Agreement, if extended, shall be identical to those of this Agreement as in effect immediately prior to such extension except that the annual base salary provided for herein shall be equal to the annual rate of base salary currently being paid to Executive immediately preceding the date on which such extension becomes effective.

  5.   Change in Control.  For the purposes of
this Agreement, a  Change in Control  shall mean:
       (a)  The acquisition by any individual,
entity or group (within the meaning of Section l3
(d) (3) or l4 (d) (2) of the Securities Exchange
Act of l934, as amended (the  Exchange Act )) (a
 Person ) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock ) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting
Securities ); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection c; or

       (b)  Individuals who, as of the date
hereof, constitute the Board (the  Incumbent
Board ) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (c)  Consummation of a reorganization,
merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (a Business Combination ) in each case, unless, following such Business
Combination, (i) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination
(including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding
Company Common Stock and Outstanding Company
Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (d)  Approval by the shareholders of the
Company of a complete liquidation or dissolution
of the Company.
 .

  6. Potential Change in Control. One or more of the following shall constitute and be defined as a Potential Change in Control :

          (a)     the Company enters into an
agreement, the consummation of which would result in the occurrence of a Change in Control; or

          (b)    any Person (other than a trustee
or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the Beneficial
Owner, directly or indirectly, of 9.5% or more of the Outstanding Company Common Stock or
Outstanding Company Voting Securities,
increases his beneficial ownership of such stock or securities by 5% or more over the percentage so owned by such Person; or

          (c)     the Board of Directors adopts a
resolution to the effect that, for purposes of this Agreement, a Potential Change In Control has occurred.

     For all purposes of this Agreement, if the facts giving rise to a Potential Change in Control cease to exist without any Change in Control having occurred, the provisions of this Agreement which are triggered by such Potential Change in Control shall no longer be effective unless another Potential Change in Control or any Change in Control occurs.

  7.   Salary Compensation.  As salary
compensation to Executive for his performance of the services to be rendered hereunder and for his acceptance of the responsibilities described herein and for his performance of all the usual obligations of employment, the Company agrees to pay to Executive, and Executive agrees to accept, during the term of this Agreement an annual base salary of not less than $324,000 per year or such greater amount as the Board of Directors may from time-to-time determine, payable in equal semi-- monthly installments. At least annually the Board of Directors of the Company, or the Human
Resources Committee or such other committee to which the Board may have delegated such authority, shall review such base salary to determine whether it should be increased on the basis of Executive's performance, that of the Company, or other circumstances then prevailing. The results of each review shall be communicated to and discussed with Executive by the Chief Executive Officer or Board of Directors or such Committee.

  8.   Bonus and Incentive Compensation.  In
addition to the salary compensation payable to Executive as provided in Paragraph 7 hereof, Executive shall be entitled during the term of this Agreement to receive such bonus and incentive compensation each year as may be awarded by the Human Resources Committee (or other appropriate committee) of the Board of Directors of the Company pursuant to the Company's bonus, incentive compensation and similar plans as are presently in effect or as may hereafter be adopted or amended.


  8A. Salary, Bonus and Other Compensation
Following a Change in Control. Upon the occurrence of a Change in Control, Executive shall be entitled, at a minimum, to the following in each year that Executive remains employed by the
Company: (a) an annual base salary of no less than that paid immediately prior to such Change in Control plus a minimum annual salary increase, on each anniversary of this Agreement, equal to the cumulative change in the Consumer Price Index; (b) bonus and incentive compensation (including both cash and stock components) each year of no less than the greater of (i) the amount of bonus and incentive compensation received in the year immediately prior to such Change in Control or
(ii) in the event Executive was promised or led to expect bonus and/or incentive compensation under any plans based upon the achievement of financial, operating or personal targets or goals, the amount that would have been payable to Executive as if such targets or goals were met for the year in question ( Par Bonus ); (c) pension benefits, supplemental retirement benefits, deferred compensation and salaried continuation plans, incentive stock awards, stock option plans, medical, health, life, accident and disability insurance plans and programs, auto and business expense reimbursements, vacations and other benefits of not less than the type and amount paid or granted to Executive immediately prior to such Change in Control; (d) office space and secretarial services equivalent to those existing immediately prior to such Change in Control.

  9.    Further Benefits.  In addition to the
compensation provided in Paragraph 7 and Paragraph
8 hereof, Executive shall, during the term of this Agreement (and thereafter to the extent provided herein or in such plans), be covered by all applicable Company pension and retirement plans, insurance and death benefits in effect for all salaried employees, together with any future improvements in such plans and benefits. In addition, Executive shall be entitled during the term of this Agreement (and thereafter to the extent provided for herein or in any such plan) to receive such other and further benefits, including, without limitation, benefits under stock option plans, supplemental retirement plans, performance unit plans, deferred compensation and salary continuation plans, medical, health, life, accident and disability insurance programs, pension benefits, vacations, expense reimbursements and any and all other benefits as shall be generally made applicable to key executive employees of the Company, and such additional benefits, as may be granted to him from time-to-time by the Board of Directors of the Company or the appropriate committee thereof.

  10. Covenant Against Competition. Except as hereafter provided, executive agrees that at all times during the term of this Agreement and for a period of one year following the date on which Executive's employment is terminated, Executive will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries, or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries, provided, however, that ownership by Executive of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant. In the event of the occurrence of a Change in Control the covenant against competition contained in this paragraph shall be void and not applicable.

  11.  Confidentiality and Proprietary
Information. Executive agrees to be bound by the provisions of the Employee Proprietary Rights and Confidentiality Agreement attached hereto as
Exhibit "A and incorporated herein. The provisions of such agreement supplement and are in addition to Executive's obligations under this Agreement.

  12. Certain Remedies. If Executive commits a breach or threatens to commit a breach of any of the provisions of Paragraph 10 hereof or the agreement described in Paragraph 11, the Company shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have the provisions of Paragraph 10 and the agreement described in Paragraph ll specifically enforced by any court having equity jurisdiction together with an accounting for any damages sustained, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such an injunction shall be available without the posting of any bond or other security, and Executive hereby consents to the issuance of such injunction.

     If any covenant contained in Paragraph 10 or the agreement described in Paragraph 11, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

  13. Disability. Employee shall be considered disabled (or a Disability shall have occurred)
in the event Executive is unable to perform his services under this Agreement for a continuous period of six months by reason of his physical or mental illness or incapacity. If there is any dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such question shall be submitted to a licensed physician agreed to by Executive (or any legal guardian lawfully appointed) and the Company, or, if they are unable to so agree, appointed by the President of the Medical Society of Milwaukee County, Wisconsin at the request of either Executive (or such guardian) or the Company. Executive shall submit to such examinations and provide such information as such physician may reasonably request and the determination of such physician as to Executive's physical or mental condition shall be binding and conclusive upon Executive and the Company. If
Executive shall become Disabled, in lieu of any further salary or other compensation provided for in Paragraph 7 and Paragraph 8 hereof (except to the extent that such salary or other compensation was earned but not paid prior to Disability), the Company shall thereafter pay to Executive the benefits under the Company's short-term disability plan as long as applicable and then the Company's long-term disability plan in effect at the date of this Agreement, together with any improvements in said plans in the future which provide additional or more favorable benefits to Executive.

  14. Prior Service Credit. Executive is hereby granted credit, for purposes of the Company's pension plans, for the years of continuous employment with Executive's immediate prior employer, Joy Manufacturing Company. However, any payments under the Company's pension plans to Executive shall be reduced by any pension or similar benefits payable to Executive by such prior employer.

  15.   Termination by Company.

          (a)    The Company shall have the right
to terminate this Agreement (and Executive's employment) only upon the death or Disability of Executive or for Cause. For purpose of this Agreement, Cause shall mean (i) Executive's willful and continued failure to substantially perform the reasonably assigned duties with the Company which are consistent with Executive s position and job description referred to in this Agreement and, in the event of a Change in Control, those duties assigned prior to the Change in Control, other than any such failure resulting from incapacity due to physical or mental illness, after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which Executive has not substantially performed the assigned duties, or
(ii) Executive's willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered willful unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advise of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.
Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board of Directors Executive was guilty of the conduct set forth above in (i) or (ii) of this paragraph and specifying the particulars thereof in detail.

          (b)    Forfeiture.  If Executive is
terminated for Cause pursuant to Paragraph 15, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

     16.    Termination of this Agreement by
Executive in Certain Circumstances.

          (a)     Voluntary Termination.  Subject
to the restrictions in Paragraph 4, Executive may terminate this Agreement other than for Good
Reason (as hereinafter defined) upon 30 days prior written notice to the Company. Upon such termination, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

          (b)     Termination by Executive for
Good Reason. Executive may terminate his employment under this Agreement for Good Reason at any time during the term hereof unless this Agreement has previously expired or been terminated by reason of (i) the death or Disability of Executive, (ii) attainment by Executive of age 65, (iii) termination of this Agreement by the Company for Cause, or (iv) voluntary termination of this Agreement by Executive other than for Good Reason. Termination by Executive for Good Reason shall mean termination by Executive of his employment hereunder (1) for any reason within the twelve
(12) months following the expiration of the committed employment period specified in Paragraph
4(i), (ii) or (iii) hereof (provided a Change in
Control has occurred), or (2) because of:

       (a)  the assignment to Executive without
       his express written consent of any duties or functions inconsistent with his present positions, duties, responsibilities, authority and status with the Company, or a change in his present reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions; or

       (b)  failure to provide Executive with the
       bonus and incentive compensation  required
       by Paragraph 8A(b) of this Agreement or
       the exclusion of Executive from any
       management, incentive compensation or
       bonus programs maintained by the   Company
       from time-to-time in its discretion and of
       a type in which Executive participated at
       the inception of this Agreement or in
       which key executives in       general
       participate; or

       (c)  the failure by the Company to provide
       or maintain the benefits described in
       Paragraph 8A(c) and (d) of this Agreement or the failure by the Company to maintain the deferred compensation plans, pension and retirement plans (including supplemental retirement plans), life insurance and other fringe benefit plans maintained by the Company at the inception of this Agreement; or

       (d)  the failure by the Company to obtain
       the assumption of this Agreement by any
       successor or assign of the Company; or

       (e)  the failure by the Company to pay the
       annual base salary and annual increases
       required by Paragraph 8A(a) of this
       Agreement or any reduction in the base
       salary currently being paid to Executive;
       or

       (f)  any other material breach by the
       Company of any of the terms of this
       Agreement; or

       (g)  any purported termination by the
       Company of this Agreement or Executive's employment hereunder which is not effected pursuant to a Notice of Termination (as hereinafter defined) and which does not satisfy the requirements of Paragraph 15 hereof.

          (c)    Termination Payments.  Upon any
termination by Executive of his employment under this Agreement pursuant to Paragraph 16(b), or upon any termination of Executive's employment by the Company during the term hereof other than for Cause, Disability or death, the Company shall forthwith:

       (i)  pay to Executive in cash the
       following accrued benefits ( Accrued
       Benefits )  (a) all salary earned or
       accrued through the termination date; (b) reimburse Executive for any and all monies advanced in connection with Executive's employment for reasonable and necessary expenses incurred by

       Executive through the termination date;
       (c) pay any and all bonus, cash and other benefits previously earned through the termination date and deferred at the election of Executive or pursuant to any deferred compensation plans then in effect; (d) make a pro rata (based upon the portion of such fiscal year that Executive was an employee of the Company) lump sum payment of any bonus and incentive compensation (including both cash and stock components) otherwise payable to Executive with respect to the year in which termination occurs under any bonus and incentive plan(s) in which Executive is a participant; and (e) pay all other amounts and benefits to which Executive may be entitled under the terms of any benefit plan of the Company.
       Payment of amounts other than those
       described in subsections (d) and (e)
       hereof shall be made within 10 days after the termination date. Payment of amounts under subsections (d) and (e) hereof shall be made pursuant to the terms of any such plans either by the Company or a trust implementing such plan; plus

       (ii) pay to Executive in cash in a lump
       sum an amount equal to the product of
       three (3) (or, if less, the whole number of years (rounded upward) remaining, at the time of such termination, until Executive would attain age 65) times the sum of (1) the annual base salary payable to Executive hereunder immediately prior to such termination plus (2) the greater of the average annual amount to which Executive became entitled (whether paid, payable or deferred) under all bonus, incentive compensation and other plan(s) of the Company during the three years (or number of years that Executive participated therein, if less) preceding such termination or the Par Bonus; and

       (iii)     to the extent permissible under
       the applicable plans, take all actions
       necessary to cause all restricted stock, stock options and any accompanying stock appreciation rights to become automatically vested and exercisable upon such termination; plus

       (iv) in addition to the retirement benefits to which Executive is entitled under the Company's retirement plan(s) or any successor plans thereto, the Company shall pay to Executive not later than the tenth day following the termination date, a lump sum, in cash, equal to the actuarial equivalent of the excess of (a) the retirement pension (determined as a straight life annuity commencing at age 65) which Executive would have accrued under the terms of the Company's retirement plan (without regard to the limitations imposed by section
       415 of the Internal Revenue Code of 1954, as amended (the Code ), or any amendment to the retirement plan made subsequent to a Change in Control of the Company and on or prior to the termination date, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if Executive had rendered (after the termination date) three additional years of credited service thereunder, and as if Executive had accumulated three additional calendar years of compensation (for purposes of determining
        Monthly Compensation  as defined in the
       Company's retirement plan), each in an
       amount equal to the amount for the
       highest calendar year out of the final ten calendar years preceding the termination date, but in no event shall Executive be deemed to have accumulated additional credited service after Executive's 65th birthday, over (b) the retirement pension
       (determined as a straight life annuity
       commencing at age 65), which Executive had then accrued pursuant to the provisions of the Company's retirement plan(s). For purposes of this Subsection, actuarial equivalent shall be determined using the same methods and assumptions utilized under the Company's retirement plan(s) immediately prior to the Change in Control of the Company. Provided, however, that to the extent that all or a portion of such amount is payable pursuant to any other arrangement established by the Company, the amount to which Executive shall be entitled pursuant to this Subsection shall be reduced by such amount; and

       (v)  pay Executive in cash for any vacation
       time earned but not taken at the termination date, at an hourly rate equal to the annual base salary as in effect immediately prior to the termination date divided by 2080.

Notwithstanding any other provisions of this Agreement, for purposes of the Company's salaried pension plan and its medical, health, life, accident and disability insurance programs,
Executive shall, in the event of any termination which entitles Executive to the payments described in Paragraph 16(c) hereof, be considered and deemed, for a period of 3 years following such termination or until Executive attains the age of 65 or until reasonably equivalent benefits are paid or extended by a new employer, whichever first occurs, to be a full-time employee of the Company and be entitled to all benefits, rights and privileges thereunder. If at the end of three years Executive has not attained the age of 65 or has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange, at its sole cost and expense, to enable Executive to convert the coverage under such policies to equivalent individual policies. To the extent necessary for application of this paragraph, Executive's annual compensation during the aforesaid period shall be deemed to be equal to the amount described in Paragraph 16(c)(ii)(1) plus the amount described in Paragraph 16(c)(ii)(2).

     17.    Tax Protection.  (a)   Anything in this
Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive
(whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section l7) (a Payment ) would be subject to the excise tax imposed by Section 4999 of the Code
(or any amendments thereof or any similar tax that may be imposed, and regulations thereunder) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the Excise
Tax ), then the Executive shall be entitled to receive an additional payment (a Gross-Up
Payment ) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes
(and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

Notwithstanding the foregoing provisions of this Section l7 (a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $l0,000
(taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount
( the Reduced Amount ) such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

       (b)  Subject to the provisions of Section
l7(c), all determinations required to be made under this Section l7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse or such other nationally recognized certified public accounting firm as may be designated by the Executive (the Accounting
Firm ) which shall provide detailed supporting calculations both to the Company and the Executive within l5 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting
Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section l7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm s determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made
( Underpayment ), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section l7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

       (c)  The Executive shall notify the Company
in writing of any claim by the Internal Revenue
Service that, if successful, would require the payment by the Company of the Gross-Up Payment.
Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give the Company any information
reasonably requested by the Company relating to such claim,

            (ii) take such action in connection
with contesting such claim as the Company shall reasonably request in writing from time-to-time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in
good faith in order effectively to contest such claim, and
            (iv) permit the Company to participate
       in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section l7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax
(including interest or penalties with respect thereto) imposed with respect to such advance; or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
Service or any other taxing authority.

       (d)  If, after the receipt by the Executive
of an amount advanced by the Company pursuant to
Section l7(c), the Executive becomes entitled to
receive any refund with respect to such claim, the
Executive shall (subject to the Company s complying
with the requirements of Section l7(c)) promptly
pay to the Company the amount of such refund
(together with any interest paid or credited
thereon after taxes applicable thereto).   If,
after the receipt by the Executive of an amount advanced by the Company pursuant to Section l7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

       (e)  It is the intent of this provision to
avoid any diminution in payments to which Executive is entitled under this Agreement by virtue of the imposition of any excise or similar taxes
(excluding income taxes) and to make Executive whole should any such taxes be imposed.






                         18.     No Diminution of
Payments. Executive shall not be required to mitigate the amount of any payment provided for in Paragraph 16, Paragraph 17 or any other provision of this Agreement, and no such payment shall be reduced by any present value factor or any other compensation or amount payable to Executive by the Company or any other employer or source, or for any other reason. The payments provided by Paragraph 16 and Paragraph 17 are in addition to, and not in lieu of, any other rights, benefits or entitlements Executive may have under the provisions of any other plan. It is the expectation and agreement of the parties, in consideration of the mutual promises herein, that no amount payable hereunder shall be reduced by any court or arbitrator, regardless of the legal theory advanced.

  19.  Notice of Termination; Effect.

          (a)     Notice. Any purported
termination of this Agreement by the Company for Cause or Disability or by Executive pursuant to Paragraph 16(b) hereof shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. No such purported termination shall be effective if not effected pursuant to a Notice of Termination satisfying the requirements of this Paragraph 19.

          (b)    Effect.  No termination of this
Agreement shall affect any right or obligation of any party accrued prior thereto and, further, no such termination shall affect the provisions of Paragraph 10, 11, 12, 16, 17, 18, 19, 20, 21, 22
and 23 hereof, all of which shall remain in effect notwithstanding any such termination.

     20.    Payment Obligations Absolute.  The
Company's obligation during and after the term hereof to pay or cause to be paid to Executive the compensation and payments provided for in this Agreement and to make the arrangements provided herein shall be absolute and unconditional and shall not be diminished, reduced or affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else.
All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final.

     21.    Superseding Effect - Entire
Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto. No provision of this Agreement (including this Paragraph 21) may be waived, amended, or otherwise modified except by a subsequent written agreement executed by the parties hereto.

     22.    Venue; Expenses.  Any action
concerning this Agreement may be brought in the federal or state courts located in the County of Milwaukee, Wisconsin, and each party consents to the venue and jurisdiction of such courts. The
Company shall pay all legal fees and expenses incurred by Executive in connection with or as a result of termination following a Change in Control (including any fees incurred in contesting or disputing any termination). In addition, if a dispute arises with respect to the Company's obligations or Executive's rights under this Agreement, or if any legal proceeding shall be brought to enforce or interpret any provision contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Executive shall recover from the Company all attorneys' fees and costs and disbursements incurred as a result of such dispute or legal proceeding, regardless of the outcome, plus prejudgment interest on any money judgement obtained by the Executive, calculated at the rate of interest announced by First Wisconsin National
Bank of Milwaukee from time-to-time as its prime rate, plus 2.0%, from the date that payments to Executive should have been made under this Agreement.

  23.   Assignment; Binding Effect.

          (a)    This Agreement shall be binding
upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, provided that
(i) this Agreement is a personal service agreement and no right hereunder may be assigned by Executive except as contemplated by Paragraph
23(c) hereof and (ii) unless the Company shall have complied with this Paragraph 23, no right hereunder may be assigned or transferred by the Company by operation of law or otherwise. Any purported assignment or transfer in violation of this Paragraph 23 shall be null and void.

          (b)     The Company will obtain from
any purchaser or other assignee or transferee of or successor to all or substantially all of the business or assets of the Company, (whether direct or indirect, by purchase, merger, consolidation or otherwise), an agreement in form and substance satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such purchase had taken place. As used in this Agreement, the term
 Company  shall mean Harnischfeger Industries,
Inc., as hereinbefore defined and any successor to or purchaser, transferee or assignee of its business or assets.
The failure to obtain such an assumption within sixty days following the closing of any such purchase, assignment or transfer shall thereupon immediately entitle Executive to invoke all rights granted in Paragraph 16.

          (c)    This Agreement shall inure to
the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive.

     24.    Withholding.  The Company shall be
entitled to withhold from amounts to be paid to Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time-to-time required to withhold. The
Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

     25.    Invalidity.  If a court shall
determine that any provision of this Agreement is invalid or unenforceable as written, it is the intention of the parties that such provision be interpreted or judicially modified so as to enable such provision to be enforced to the maximum extent permissible. Any invalid or unenforceable provision which cannot be so modified shall be severed from this Agreement and shall not affect the validity or enforceability of any other provisions of this Agreement.

     26.    Notice.  Notices given pursuant to
this Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Harnischfeger Industries, Inc., Attention:
Secretary, 13400 Bishops Lane, Brookfield,
Wisconsin 53005, or if to Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given in writing to the other.

     27.     No Waiver.  No waiver by either
party at any time of any breach by the other party of, or compliance with, any condition or provisions of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     28.     Headings. The headings herein
contained are for reference only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     IN WITNESS WHEREOF, Executive has affixed his hand hereto, and pursuant to due authorization from its Board of Directors the Company has caused this instrument to be executed by a duly authorized officer thereof, as of the day and year first above written.

       /s/Francis M. Corby, Jr.
        ------------------------
       Francis M. Corby, Jr.
       18960 Alta Vista Drive
       Brookfield, WI 53045


        HARNISCHFEGER INDUSTRIES, INC.


       By /s/Jeffery T. Grade
           --------------------
         Chief Executive Officer and
         Chairman of the Board



                 exhibit 10(k)

            KEY EXECUTIVE
       EMPLOYMENT AND SEVERANCE
             AGREEMENT



     This Agreement is made, entered into and effective as of October 8, 1995 between K. Thor
Lundgren ( Executive ) and Harnischfeger
Industries, Inc., a Delaware corporation
("Company").

W I T N E S S E T H :


     WHEREAS, the Company has determined it is in the best interests of the Company and its stockholders to assure that Executive is in a position to objectively evaluate all proposals for acquisition of the Company (recognizing that no such proposal is pending) and has determined this Agreement, including the severance provisions, will assure such independent evaluation;

     WHEREAS, the Company recognizes the need to provide a level of compensation and relative security that is competitive with that of other publicly held companies and which provides the necessary economic and performance incentives that will be of benefit to Company stockholders in the long term;

     WHEREAS, in the event that Executive's
position is eliminated or his employment is terminated as a result of an acquisition of the Company it would be difficult to calculate the losses and detriment which would be incurred by Executive in such circumstances; and

     WHEREAS, in view of Executive's intimate knowledge of the business and affairs of Company and his experience and demonstrated skill and ability in performing services for Company and his unique qualifications which are needed by the Company, and to assure that Executive shall continue to serve the Company;

     WHEREAS, the Company requested an independent review by its attorneys of the terms of this Key
Executive Employment And Severance Agreement
( Agreement ) and following such review its attorneys have recommended certain amendments to this Agreement; and

     WHEREAS, the Company s Human Resources
Committee has reviewed such proposed amendments with such attorneys and has determined such amendments to be necessary and appropriate and the Board of Directors of the Company ( Board ) has further approved such amendments;


     In consideration of each of the specific premises set forth above and in further consideration of the mutual agreements set forth herein, the parties agree as follows:

  1.   Employment by the Company of  Executive
and Acceptance
by Executive.  The Company hereby employs
Executive during the term of this Agreement in such capacities and upon such conditions concerning rates of compensation, benefits and other matters as are hereinafter stated.
Executive hereby accepts such employment and agrees faithfully, diligently and to the best of his ability to discharge the responsibilities of the offices which he shall, as provided herein, occupy.

  2.   Capacity.  Executive shall be employed
during the term of this Agreement as Executive
Vice President Law and Government Affairs,
Secretary and General Counsel of the Company with such duties, functions, responsibilities and authority which are commensurate with and appropriate for such positions and as are from time-to-time set forth in the Bylaws of the Company and otherwise delegated to Executive by the Chief Executive Officer or the Board of Directors of the Company; provided that such duties, functions and responsibilities shall not be materially changed, without Executive's consent, from such duties, functions and responsibilities as are currently performed and enjoyed by Executive. Executive shall be a full-time employee of the Company and shall devote his best efforts to the performance and fulfillment of such duties, functions and responsibilities;
provided that Executive shall be permitted such vacations and other time off as are consistent with his position and period of service and the general rules and practices of the Company in that regard, it being understood for this purpose that such rules and practices shall not be materially less favorable to Executive than those presently in effect.

  3. Place of Employment; Moving. While it is recognized that the performance of Executive's duties hereunder will occasionally require
Executive to travel on behalf of the Company, the principal office of Executive and the principal place for performance by him of his services hereunder shall be in the Milwaukee, Wisconsin metropolitan area, and Executive shall not, without his consent, be required to perform the principal portion of his services hereunder outside of such area. However, the Company may require from time-to-time that Executive perform such services outside the Milwaukee, Wisconsin metropolitan area as are required for the proper performance by him of his duties during any reasonable period or periods, but, unless the consent of Executive is obtained, such periods shall not exceed in the aggregate two months during any twelve-month period. If Executive shall consent to carry out his duties hereunder at some place other than the Milwaukee, Wisconsin metropolitan area, and, as a result thereof, it shall be or become necessary for Executive to move his place of residence, the Company shall reimburse Executive under the terms of the Company's employee relocation assistance plan in effect as of the date of this Agreement or, if more favorable to Executive, under the terms of any such practice adopted by the Company in the future.

  4. Term. Subject to the other provisions of this Agreement, the term of this Agreement and Executive's employment hereunder shall be deemed to have commenced on the date of this Agreement and shall continue for a period of three years thereafter or, if earlier, until Executive reaches age 65 or until his death or Disability (as hereafter defined), whichever occurs first.
Subject to the other provisions of this Agreement, commencing on the first anniversary of this Agreement and on each anniversary thereafter, the term of this Agreement and Executive's employment hereunder shall, unless
Executive has reached age 62 or died or become
"Disabled" (as hereinafter defined) before such date, be automatically extended for a period of one additional year unless at least thirty days prior to such date Executive shall notify the Company in writing that Executive does not extend the term of this Agreement or the Company notifies
Executive that, for Cause (as hereafter defined), the Company does not extend the term of this Agreement, which notice shall be in writing and set forth the grounds for Cause. Notwithstanding the foregoing but subject to Executive's right to terminate his employment for Good Reason (as hereafter defined), in the event of a Potential
Change in Control (as hereafter defined) or a Change in Control (as hereafter defined) Executive will not terminate employment with the Company until the earliest of (i) a date which is twelve months from the occurrence of such Potential
Change in Control, (ii) the termination of Executive's employment due to Disability or retirement at age 65 or (iii) a date which is twelve months from the occurrence of such Change in Control. In the event of a Change In Control, the term of this Agreement shall be extended for three years from the date of such Change In
Control and there shall be no further extension of the term. The provisions of this Agreement, if extended, shall be identical to those of this Agreement as in effect immediately prior to such extension except that the annual base salary provided for herein shall be equal to the annual rate of base salary currently being paid to Executive immediately preceding the date on which such extension becomes effective.

  5.   Change in Control.  For the purposes of
this Agreement, a  Change in Control  shall mean:
       (a)  The acquisition by any individual,
entity or group (within the meaning of Section l3
(d) (3) or l4 (d) (2) of the Securities Exchange
Act of l934, as amended (the  Exchange Act )) (a
 Person ) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the Outstanding Company Common Stock ) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting
Securities ); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection c; or

       (b)  Individuals who, as of the date
hereof, constitute the Board (the  Incumbent
Board ) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (c)  Consummation of a reorganization,
merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (a Business Combination ) in each case, unless, following such Business
Combination, (i) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common
Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination
(including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding
Company Common Stock and Outstanding Company
Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business
Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business
Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business
Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

       (d)  Approval by the shareholders of the
Company of a complete liquidation or dissolution
of the Company.
 .

  6. Potential Change in Control. One or more of the following shall constitute and be defined as a Potential Change in Control :

          (a)     the Company enters into an
agreement, the consummation of which would result in the occurrence of a Change in Control; or

          (b)    any Person (other than a trustee
or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the Beneficial
Owner, directly or indirectly, of 9.5% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, increases his beneficial ownership of such stock or securities by 5% or more over the percentage so owned by such Person; or

          (c)     the Board of Directors adopts a
resolution to the effect that, for purposes of this Agreement, a Potential Change In Control has occurred.

     For all purposes of this Agreement, if the facts giving rise to a Potential Change in Control cease to exist without any Change in Control having occurred, the provisions of this Agreement which are triggered by such Potential Change in Control shall no longer be effective unless another Potential Change in Control or any Change in Control occurs.

  7.   Salary Compensation.  As salary
compensation to Executive for his performance of the services to be rendered hereunder and for his acceptance of the responsibilities described herein and for his performance of all the usual obligations of employment, the Company agrees to pay to Executive, and Executive agrees to accept, during the term of this Agreement an annual base salary of not less than $250,920 per year or such greater amount as the Board of Directors may from time-to-time determine, payable in equal semi-- monthly installments. At least annually the Board of Directors of the Company, or the Human
Resources Committee or such other committee to which the Board may have delegated such authority, shall review such base salary to determine whether it should be increased on the basis of Executive's performance, that of the Company, or other circumstances then prevailing. The results of each review shall be communicated to and discussed with Executive by the Chief Executive Officer or Board of Directors or such Committee.

  8.   Bonus and Incentive Compensation.  In
addition to the salary compensation payable to Executive as provided in Paragraph 7 hereof, Executive shall be entitled during the term of this Agreement to receive such bonus and incentive compensation each year as may be awarded by the Human Resources Committee (or other appropriate committee) of the Board of Directors of the Company pursuant to the Company's bonus, incentive compensation and similar plans as are presently in effect or as may hereafter be adopted or amended.


  8A. Salary, Bonus and Other Compensation
Following a Change In Control. Upon the occurrence of a Change in Control, Executive shall be entitled, at a minimum, to the following in each year that Executive remains employed by the
Company: (a) an annual base salary of no less than that paid immediately prior to such Change in Control plus a minimum annual salary increase, on each anniversary of this Agreement, equal to the cumulative change in the Consumer Price Index; (b) bonus and incentive compensation (including both cash and stock components) each year of no less than the greater of (i) the amount of bonus and incentive compensation received in the year immediately prior to such Change in Control or
(ii) in the event Executive was promised or led to expect bonus and/or incentive compensation under any plans based upon the achievement of financial, operating or personal targets or goals, the amount that would have been payable to Executive as if such targets or goals were met for the year in question ( Par Bonus ); (c) pension benefits, supplemental retirement benefits, deferred compensation and salaried continuation plans, incentive stock awards, stock option plans, medical, health, life, accident and disability insurance plans and programs, auto and business expense reimbursements, vacations and other benefits of not less than the type and amount paid or granted to Executive immediately prior to such Change in Control; (d) office space and secretarial services equivalent to those existing immediately prior to such Change in Control.

  9.    Further Benefits.  In addition to the
compensation provided in Paragraph 7 and Paragraph
8 hereof, Executive shall, during the term of this Agreement (and thereafter to the extent provided herein or in such plans), be covered by all applicable Company pension and retirement plans, insurance and death benefits in effect for all salaried employees, together with any future improvements in such plans and benefits. In addition, Executive shall be entitled during the term of this Agreement (and thereafter to the extent provided for herein or in any such plan) to receive such other and further benefits, including, without limitation, benefits under stock option plans, supplemental retirement plans, performance unit plans, deferred compensation and salary continuation plans, medical, health, life, accident and disability insurance programs, pension benefits, vacations, expense reimbursements and any and all other benefits as shall be generally made applicable to key executive employees of the Company, and such additional benefits, as may be granted to him from time-to-time by the Board of Directors of the Company or the appropriate committee thereof.

  10. Covenant Against Competition. Except as hereafter provided, executive agrees that at all times during the term of this Agreement and for a period of one year following the date on which Executive's employment is terminated, Executive will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries, or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries, provided, however, that ownership by Executive of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant. In the event of the occurrence of a Change in Control the covenant against competition contained in this paragraph shall be void and not applicable.

  11.  Confidentiality and Proprietary
Information. Executive agrees to be bound by the provisions of the Employee Proprietary Rights and Confidentiality Agreement attached hereto as
Exhibit "A and incorporated herein. The provisions of such agreement supplement and are in addition to Executive's obligations under this Agreement.

  12. Certain Remedies. If Executive commits a breach or threatens to commit a breach of any of the provisions of Paragraph 10 hereof or the agreement described in Paragraph 11, the Company shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have the provisions of Paragraph 10 and the agreement described in Paragraph ll specifically enforced by any court having equity jurisdiction together with an accounting for any damages sustained, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Such an injunction shall be available without the posting of any bond or other security, and Executive hereby consents to the issuance of such injunction.

     If any covenant contained in Paragraph 10 or the agreement described in Paragraph 11, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.

  13. Disability. Employee shall be considered disabled (or a Disability shall have occurred)
in the event Executive is unable to perform his services under this Agreement for a continuous period of six months by reason of his physical or mental illness or incapacity. If there is any dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such question shall be submitted to a licensed physician agreed to by Executive (or any legal guardian lawfully appointed) and the Company, or, if they are unable to so agree, appointed by the President of the Medical Society of Milwaukee County, Wisconsin at the request of either Executive (or such guardian) or the Company. Executive shall submit to such examinations and provide such information as such physician may reasonably request and the determination of such physician as to Executive's physical or mental condition shall be binding and conclusive upon Executive and the Company. If
Executive shall become Disabled, in lieu of any further salary or other compensation provided for in Paragraph 7 and Paragraph 8 hereof (except to the extent that such salary or other compensation was earned but not paid prior to Disability), the Company shall thereafter pay to Executive the benefits under the Company's short-term disability plan as long as applicable and then the Company's long-term disability plan in effect at the date of this Agreement, together with any improvements in said plans in the future which provide additional or more favorable benefits to Executive.

  14. Prior Service Credit. Executive is hereby granted credit, for purposes of the Company's pension plans, for the years of continuous employment with Executive's immediate prior employer, Michael Best & Friedrich. However, any payments under the Company's pension plans to Executive shall be reduced by any pension or similar benefits payable to Executive by such prior employer.

  15.   Termination by Company.

            (a)  The Company shall have the right
to terminate this Agreement (and Executive's employment) only upon the death or Disability of Executive or for Cause. For purpose of this Agreement, Cause shall mean (i) Executive's willful and continued failure to substantially perform the reasonably assigned duties with the Company which are consistent with Executive s position and job description referred to in this Agreement and, in the event of a Change in Control, those duties assigned prior to the Change in Control, other than any such failure resulting from incapacity due to physical or mental illness, after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which Executive has not substantially performed the assigned duties, or
(ii) Executive's willful engagement in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered willful unless done, or omitted to be done, in knowing bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advise of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company.
Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution, duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board of Directors Executive was guilty of the conduct set forth above in (i) or (ii) of this paragraph and specifying the particulars thereof in detail.

          (b)    Forfeiture.  If Executive is
terminated for Cause pursuant to Paragraph 15, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

     16.    Termination of this Agreement by
Executive in Certain Circumstances.

          (a)    Voluntary Termination.  Subject
to the restrictions in Paragraph 4, Executive may terminate this Agreement other than for Good
Reason (as hereinafter defined) upon 30 days prior written notice to the Company. Upon such termination, Executive shall be entitled to receive only the Accrued Benefits described in Paragraph 16(c)(i).

          (b)     Termination by Executive for
Good Reason. Executive may terminate his employment under this Agreement for Good Reason at any time during the term hereof unless this Agreement has previously expired or been terminated by reason of (i) the death or Disability of Executive, (ii) attainment by Executive of age 65, (iii) termination of this Agreement by the Company for Cause, or (iv) voluntary termination of this Agreement by Executive other than for Good Reason. Termination by Executive for Good Reason shall mean termination by Executive of his employment hereunder (1) for any reason within the twelve
(12) months following the expiration of the committed employment period specified in

Paragraph 4(i), (ii) or (iii) hereof (provided a
Change in Control has occurred), or (2) because of:

       (a)  the assignment to Executive without
his express written consent of any duties or functions inconsistent with his present positions, duties, responsibilities, authority and status with the Company, or a change in his present reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions; or

       (b)  failure to provide Executive with the
bonus and incentive compensation  required by
Paragraph 8A(b) of this Agreement or the exclusion
of Executive from any management, incentive
compensation or bonus programs maintained by the
Company from time-to-time in its discretion and of
a type in which Executive participated at the
inception of this Agreement or in which key
executives in         general participate; or

       (c)  the failure by the Company to provide
or maintain the benefits described in Paragraph
8A(c) and (d) of this Agreement or the failure by the Company to maintain the deferred compensation plans, pension and retirement plans (including supplemental retirement plans), life insurance and other fringe benefit plans maintained by the Company at the inception of this Agreement; or

       (d)  the failure by the Company to obtain
the assumption of this Agreement by any successor or assign of the Company; or

       (e)  the failure by the Company to pay the
annual base salary and annual increases required by Paragraph 8A(a) of this Agreement or any reduction in the base salary currently being paid to Executive; or

       (f)  any other material breach by the
       Company of any of the terms of this
       Agreement; or

       (g)  any purported termination by the
       Company of this Agreement or Executive's employment hereunder which is not effected pursuant to a Notice of Termination (as hereinafter defined) and which does not satisfy the requirements of Paragraph 15 hereof.

          (c)    Termination Payments.  Upon any
termination by Executive of his employment under this Agreement pursuant to Paragraph 16(b), or upon any termination of Executive's employment by the Company during the term hereof other than for Cause, Disability or death, the Company shall forthwith:

            (i)  pay to Executive in cash the
following accrued benefits ( Accrued Benefits )
(a) all salary earned or accrued through the termination date; (b)
  reimburse Executive for any and all monies advanced in connection with Executive's employment for reasonable and necessary expenses incurred by Executive through the termination date; (c) pay any and all bonus, cash and other benefits previously earned through the termination date and deferred at the election of Executive or pursuant to any deferred compensation plans then in effect;
(d) make a pro rata (based upon the portion of such fiscal year that Executive was an employee of the Company) lump sum payment of any bonus and incentive compensation (including both cash and stock components) otherwise payable to Executive with respect to the year in which termination occurs under any bonus and incentive plan(s) in which Executive is a participant; and (e) pay all other amounts and benefits to which Executive may be entitled under the terms of any benefit plan of the Company. Payment of amounts other than those described in subsections (d) and (e) hereof shall be made within 10 days after the termination date.
Payment of amounts under subsections (d) and (e) hereof shall be made pursuant to the terms of any such plans either by the Company or a trust implementing such plan; plus

       (ii) pay to Executive in cash in a lump
sum an amount equal to the product of three (3)
(or, if less, the whole number of years (rounded upward) remaining, at the time of such termination, until Executive would attain age 65) times the sum of (1) the annual base salary payable to Executive hereunder immediately prior to such termination plus (2) the greater of the average annual amount to which Executive became entitled (whether paid, payable or deferred) under all bonus, incentive compensation and other plan(s) of the Company during the three years (or number of years that Executive participated therein, if less) preceding such termination or the Par Bonus; and

       (iii)     to the extent permissible under
the applicable plans, take all actions necessary to cause all restricted stock, stock options and any accompanying stock appreciation rights to become automatically vested and exercisable upon such termination; plus

       (iv) in addition to the retirement
benefits to which Executive is entitled under the Company's retirement plan(s) or any successor plans thereto, the Company shall pay to Executive not later than the tenth day following the termination date, a lump sum, in cash, equal to the actuarial equivalent of the excess of (a) the retirement pension (determined as a straight life annuity commencing at age 65) which Executive would have accrued under the terms of the Company's retirement plan (without regard to the limitations imposed by section 415 of the Internal
Revenue Code of 1954, as amended (the Code ), or any amendment to the retirement plan made subsequent to a Change in Control of the Company and on or prior to the termination date, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if Executive had rendered (after the termination date) three additional years of credited service thereunder, and as if Executive had accumulated three additional calendar years of compensation (for purposes of determining Monthly Compensation as defined in the Company's retirement plan), each in an amount equal to the amount for the highest calendar year out of the final ten calendar years preceding the termination date, but in no event shall Executive be deemed to have accumulated additional credited service after Executive's 65th birthday, over (b) the retirement pension
(determined as a straight life annuity commencing at age 65), which Executive had then accrued pursuant to the provisions of the Company's retirement plan(s). For purposes of this Subsection, actuarial equivalent shall be determined using the same methods and assumptions utilized under the Company's retirement plan(s) immediately prior to the Change in Control of the Company. Provided, however, that to the extent that all or a portion of such amount is payable pursuant to any other arrangement established by the Company, the amount to which Executive shall be entitled pursuant to this Subsection shall be reduced by such amount; and

       (v)  pay Executive in cash for any
vacation time earned but not taken at the termination date, at an hourly rate equal to the annual base salary as in effect immediately prior to the termination date divided by 2080.

Notwithstanding any other provisions of this Agreement, for purposes of the Company's salaried pension plan and its medical, health, life, accident and disability insurance programs,
Executive shall, in the event of any termination which entitles Executive to the payments described in Paragraph 16(c) hereof, be considered and deemed, for a period of 3 years following such termination or until Executive attains the age of 65 or until reasonably equivalent benefits are paid or extended by a new employer, whichever first occurs, to be a full-time employee of the Company and be entitled to all benefits, rights and privileges thereunder. If at the end of three years Executive has not attained the age of 65 or has not previously received or is not then receiving equivalent benefits from a new employer, the Company shall arrange, at its sole cost and expense, to enable Executive to convert the coverage under such policies to equivalent individual policies. To the extent necessary for application of this paragraph, Executive's annual compensation during the aforesaid period shall be deemed to be equal to the amount described in Paragraph 16(c)(ii)(1) plus the amount described in Paragraph 16(c)(ii)(2).

     17.    Tax Protection.  (a)   Anything in
this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive
(whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section l7) (a Payment ) would be subject to the excise tax imposed by Section 4999 of the Code
(or any amendments thereof or any similar tax that may be imposed, and regulations thereunder) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the Excise Tax ), then the Executive shall be entitled to receive an additional payment (a
 Gross-Up Payment ) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
Notwithstanding the foregoing provisions of this Section l7 (a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Executive, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least
$l0,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to the Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount ( the Reduced Amount ) such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

       (b)  Subject to the provisions of Section
l7(c), all determinations required to be made under this Section l7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Price Waterhouse or such other nationally recognized certified public accounting firm as may be designated by the Executive (the
 Accounting Firm ) which shall provide detailed supporting calculations both to the Company and the Executive within l5 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section l7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm s determination.
Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ( Underpayment ), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section l7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

       (c)  The Executive shall notify the
Company in writing of any claim by the Internal
Revenue Service that, if successful, would require the payment by the Company of the Gross-Up
Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.

The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                      (i) give the Company any
information reasonably requested by the Company relating to such claim,

            (ii) take such action in connection
with contesting such claim as the Company shall reasonably request in writing from time-to-time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (iii) cooperate with the Company in
good faith in order effectively to contest such claim, and

            (iv) permit the Company to
participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section l7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax
(including interest or penalties with respect thereto) imposed with respect to such advance; or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
Service or any other taxing authority.

       (d)  If, after the receipt by the
Executive of an amount advanced by the Company
pursuant to Section l7(c), the Executive becomes
entitled to receive any refund with respect to
such claim, the Executive shall (subject to the
Company s complying with the requirements of
Section l7(c)) promptly pay to the Company the
amount of such refund (together with any interest
paid or credited thereon after taxes applicable
thereto).   If, after the receipt by the Executive
of an amount advanced by the Company pursuant to Section l7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

       (e)  It is the intent of this provision to
avoid any diminution in payments to which Executive is entitled under this Agreement by virtue of the imposition of any excise or similar taxes (excluding income taxes) and to make
Executive whole should any such taxes be imposed.






                                   18.     No
Diminution of Payments. Executive shall not be required to mitigate the amount of any payment provided for in Paragraph 16, Paragraph 17 or any other provision of this Agreement, and no such payment shall be reduced by any present value factor or any other compensation or amount payable to Executive by the Company or any other employer or source, or for any other reason. The payments provided by Paragraph 16 and Paragraph 17 are in addition to, and not in lieu of, any other rights, benefits or entitlements Executive may have under the provisions of any other plan. It is the expectation and agreement of the parties, in consideration of the mutual promises herein, that no amount payable hereunder shall be reduced by any court or arbitrator, regardless of the legal theory advanced.

            19.  Notice of Termination; Effect.

          (a)     Notice. Any purported
termination of this Agreement by the Company for Cause or Disability or by Executive pursuant to Paragraph 16(b) hereof shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. No such purported termination shall be effective if not effected pursuant to a Notice of Termination satisfying the requirements of this Paragraph 19.

          (b)    Effect.  No termination of this
Agreement shall affect any right or obligation of any party accrued prior thereto and, further, no such termination shall affect the provisions of Paragraph 10, 11, 12, 16, 17, 18, 19, 20, 21, 22
and 23 hereof, all of which shall remain in effect notwithstanding any such termination.

     20.    Payment Obligations Absolute.  The
Company's obligation during and after the term hereof to pay or cause to be paid to Executive the compensation and payments provided for in this Agreement and to make the arrangements provided herein shall be absolute and unconditional and shall not be diminished, reduced or affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final.

     21.    Superseding Effect - Entire
Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof and constitutes the entire agreement of the parties with respect thereto. No provision of this Agreement (including this Paragraph 21) may be waived, amended, or otherwise modified except by a subsequent written agreement executed by the parties hereto.

     22.    Venue; Expenses.  Any action
concerning this Agreement may be brought in the federal or state courts located in the County of Milwaukee, Wisconsin, and each party consents to the venue and jurisdiction of such courts. The
Company shall pay all legal fees and expenses incurred by Executive in connection with or as a result of termination following a Change in Control (including any fees incurred in contesting or disputing any termination). In addition, if a dispute arises with respect to the Company's obligations or Executive's rights under this Agreement, or if any legal proceeding shall be brought to enforce or interpret any provision contained herein, or to recover damages for breach hereof, or in the event of any other litigation involving this Agreement, Executive shall recover from the Company all attorneys' fees and costs and disbursements incurred as a result of such dispute or legal proceeding, regardless of the outcome, plus prejudgment interest on any money judgement obtained by the Executive, calculated at the rate of interest announced by First Wisconsin National
Bank of Milwaukee from time-to-time as its prime rate, plus 2.0%, from the date that payments to Executive should have been made under this Agreement.

            23.   Assignment; Binding Effect.

          (a)    This Agreement shall be binding
upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, provided that
(i) this Agreement is a personal service agreement and no right hereunder may be assigned by Executive except as contemplated by Paragraph
23(c) hereof and (ii) unless the Company shall have complied with this Paragraph 23, no right hereunder may be assigned or transferred by the Company by operation of law or otherwise. Any purported assignment or transfer in violation of this Paragraph 23 shall be null and void.

          (b)     The Company will obtain from
any purchaser or other assignee or transferee of or successor to all or substantially all of the business or assets of the Company, (whether direct or indirect, by purchase, merger, consolidation or otherwise), an agreement in form and substance satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such purchase had taken place. As used in this Agreement, the term
 Company  shall mean Harnischfeger Industries,
Inc., as hereinbefore defined and any successor to or purchaser, transferee or assignee of its business or assets. The failure to obtain such an assumption within sixty days following the closing of any such purchase, assignment or transfer shall thereupon immediately entitle Executive to invoke all rights granted in Paragraph 16.

          (c)    This Agreement shall inure to
the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of Executive.

     24.    Withholding.  The Company shall be
entitled to withhold from amounts to be paid to Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time-to-time required to withhold. The
Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

     25.    Invalidity.  If a court shall
determine that any provision of this Agreement is invalid or unenforceable as written, it is the intention of the parties that such provision be interpreted or judicially modified so as to enable such provision to be enforced to the maximum extent permissible. Any invalid or unenforceable provision which cannot be so modified shall be severed from this Agreement and shall not affect the validity or enforceability of any other provisions of this Agreement.

     26.    Notice.  Notices given pursuant to
this Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Harnischfeger Industries, Inc., Attention:
Secretary, 13400 Bishops Lane, Brookfield,
Wisconsin 53005, or if to Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given in writing to the other.

     27.     No Waiver.  No waiver by either
party at any time of any breach by the other party of, or compliance with, any condition or provisions of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     28.     Headings. The headings herein
contained are for reference only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     IN WITNESS WHEREOF,  Executive has affixed
his hand hereto, and pursuant to due authorization
from its Board of Directors the Company has caused
this instrument to be
executed by a duly authorized officer thereof, as
of the day and year first above written.
                 /s/K. Thor Lundgren
                 --------------------
                 K. Thor Lundgren
                 9911 Corey Lane
                 Mequon, WI 53092


             HARNISCHFEGER INDUSTRIES, INC.


            By /s/Jeffery T. Grade
                --------------------
            Chief Executive Officer and
            Chairman of the Board





                                 Exhibit 10(l)

             INDEPENDENT CONSULTANT
              ----------------------
                     AGREEMENT
                    ----------
  This Agreement is made and entered into by and between John A. McKay ("McKay") and Harnischfeger
Industries, Inc. ("Harnischfeger") in order to set forth the terms of the consultancy arrangement between the parties.

  WHEREAS:  Harnischfeger is desirous of securing
McKay's services as a consultant for a period of two (2) years beginning November 1, 1995 and ending October 31, 1997; and

  WHEREAS: McKay desires to perform consulting services for Harnischfeger for a period of two (2) years beginning November 1, 1995 and ending
October 31, 1997;

  NOW THEREFORE, the parties agree as follows:

1.McKay will serve as a consultant to
Harnischfeger as assigned by Harnischfeger's Chief
Executive Officer. The total number of hours of service provided by McKay as a consultant shall not exceed 500 hours per year of the two year agreement.

2.As full consideration for the services to be rendered by McKay to Harnischfeger, McKay shall be paid $29,225 per month, less any deductions, withholdings or payments which are required by law for taxes and similar charges.

3.Harnischfeger agrees to reimburse McKay for any expenses reasonably incurred by McKay in performing the services requested by the Chief
Executive Officer. These expenses shall be reimbursed in accordance with Harnischfeger's policies in effect for the reimbursement of expenses at the time the expenses are incurred.

4.McKay shall have the right to provide services to other companies and/or organizations EXCEPT:

  McKay shall not, for the period of this
Agreement and for one year following the expiration or termination of this Agreement, without the prior written approval of the Board of Directors of Harnischfeger, directly or indirectly, as owner, partner, officer or employee, engage in any business, in any country where Harnischfeger promotes its products or does business, which is directly and substantially competitive with any business actively conducted by Harnischfeger or by any of its subsidiaries or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is directly and substantially competitive with or in any way adversely and substantially affecting any such activity engaged in by Harnischfeger or any of its subsidiaries; provided, however, that ownership by McKay of not more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this paragraph; and further provided that McKay shall not be deemed to violate this restriction if Harnischfeger acquires or becomes engaged in a new business which is competitive with a business in which McKay has previously been engaged.
Harnischfeger shall be entitled to a remedy of specific performance to enforce this paragraph of the Agreement.

5.McKay agrees to be bound by the provisions of the Independent Contractor and Consultant
Proprietary Rights and Confidentiality Agreement
("Confidentiality Agreement") attached hereto as
Exhibit A and incorporated herein. The provisions of such agreement supplement and are in addition to McKay's obligations under this Agreement.

6. If McKay commits a breach or threatens to commit a breach of any of the provisions of paragraph 4 or 5 hereof or the Confidentiality
Agreement, Harnischfeger shall have the right and remedy, in addition to any other remedy that may be available, at law or in equity, to have the provisions of paragraphs 4 and 5 and the Confidentiality Agreement specifically enforced by any court having equity jurisdiction together with an accounting for any damages sustained, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Harnischfeger and that money damages will not provide an adequate remedy to Harnischfeger. Such an injunction shall be available without the posting of any bond or other security, and McKay hereby consents to the issuance of such injunction.

  Furthermore, if Harnischfeger is forced to bring action in court to enforce the provisions of paragraph 4 or 5 hereof or the Confidentiality Agreement and the court finds in Harnischfeger's favor, McKay agrees to pay
  Harnischfeger's attorneys' fees and costs in pursuing the court action.

  If any covenant contained in paragraph 4 or 5 or the Confidentiality Agreement, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/or area of such covenant and, in its reduced form, said covenant shall then be enforceable.
  7.   McKay and Harnischfeger agree that the
terms of this Agreement shall expire and no further monthly payments pursuant to paragraph 2 and no further expenses pursuant to paragraph 3
(except for any reasonable expenses already incurred by McKay on the date of termination), shall be paid by Harnischfeger, after the occurrence of any of the following situation(s), act(s) or omission(s):

  (a) McKay dies or becomes incapacitated such that he is unable to perform any further consulting services;

  (b) McKay willfully and continually fails to substantially perform the duties reasonably assigned by the Chief Executive Officer;

  McKay willfully engages in illegal conduct which is materially and demonstrably injurious to Harnischfeger or any of its subsidiaries; or

  (d)  McKay breaches or threatens to breach
paragraphs 4 or 5 above or the Confidentiality
Agreement.

8.     No termination of this Agreement shall
affect the provisions of paragraphs 4, 5, 6, 8, 9, 10 or the Confidentiality Agreement, all of which shall remain in effect notwithstanding any such termination.

9.     This Agreement supersedes any prior
agreements or understandings, oral or written, with respect to the consultant arrangement between McKay and Harnischfeger and constitutes the entire agreement of the parties with respect thereto. No provision of this Agreement (including this paragraph 9) may be waived, amended, or otherwise modified except by a subsequent written agreement executed by the parties hereto.

10. Any action concerning this Agreement may be brought in the federal or state courts located in the County of Milwaukee, Wisconsin, and each party consents to the venue and jurisdiction of such courts.


AGREED TO:


\s\John A. McKay                    June 16, 1995
-----------------------          -----------------

John A. McKay                       Date




HARNISCHFEGER INDUSTRIES, INC.
                          ATTEST:

BY  \s\Jeffery T. Grade     \s\Sandra L. McKenzie
-----------------------      ---------------------